EXECUTION VERSION

Exhibit 4.5

TERM LOAN CREDIT AGREEMENT

Dated as of February 15, 2008

among

QUESTAR MARKET RESOURCES, INC.,

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent

and

The Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,

as

Sole Lead Arranger and Sole Book Manager

TABLE OF CONTENTS

Section

Page

Article I. DEFINITIONS AND ACCOUNTING TERMS

1

1.01

Defined Terms

1

1.02

Other Interpretive Provisions

14

1.03

Accounting Terms.

14

1.04

Rounding

15

1.05

References to Agreements and Laws

15

1.06

Times of Day

15

Article II. THE COMMITMENTS AND BORROWINGS

15

2.01

Loans

15

2.02

Borrowings, Conversions and Continuations of Loans.

15

2.03

Reserved.

17

2.04

Prepayments.

17

2.05

Termination or Reduction of Commitments

18

2.06

Repayment of Loans

19

2.07

Interest.

19

2.08

Fees

19

2.09

Computation of Interest and Fees

20

2.10

Evidence of Debt.

20

2.11

Payments Generally.

21

2.12

Sharing of Payments

22

Article III. TAXES, YIELD PROTECTION AND ILLEGALITY

22

3.01

Taxes.

22

3.02

Illegality

25

3.03

Inability to Determine Rates

26

3.04

Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

26

3.05

Compensation for Losses

27

3.06

Matters Applicable to all Requests for Compensation.

27

3.07

Survival

27

Article IV. CONDITIONS PRECEDENT TO EFFECTIVENESS AND BORROWINGS

27

4.01

Conditions to Effectiveness of this Agreement

27

4.02

Conditions to Initial Loans

29

4.03

Conditions to Each Loan

29

4.04

Additional Condition to Loans for the Elm Grove Field Acquisition

29

Article V. REPRESENTATIONS AND WARRANTIES

29

5.01

No Default

29

5.02

Organization and Good Standing

29

5.03

Authorization

30

5.04

No Conflicts or Consents

30

5.05

Enforceable Obligations

30

5.06

Audited Financial Statements.

30

5.07

Other Obligations and Restrictions

31

5.08

Full Disclosure

31

5.09

Litigation

31

5.10

Labor Disputes and Acts of God

31

5.11

ERISA Plans and Liabilities

31

5.12

Environmental and Other Laws

31

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5.13

Borrower’s Subsidiaries

32

5.14

Title to Properties; Licenses

32

5.15

Government Regulation.

32

5.16

Solvency

33

5.17

Representations by the Borrower relating to Elm Grove Field Acquisition

33

Article VI. AFFIRMATIVE COVENANTS OF BORROWER

34

6.01

Payment and Performance

34

6.02

Books, Financial Statements and Reports

34

6.03

Other Information and Inspections

36

6.04

Notice of Material Events and Change of Address

36

6.05

Maintenance of Properties

37

6.06

Maintenance of Existence and Qualifications

37

6.07

Payment of Trade Liabilities, Taxes, etc.

37

6.08

Insurance

37

6.09

Performance on Borrower’s Behalf

37

6.10

Interest

37

6.11

Compliance with Agreements and Law

37

6.12

Environmental Matters.

37

6.13

Evidence of Compliance

38

6.14

Use of Proceeds

38

6.15

Subordination of Intercompany Indebtedness

38

Article VII. NEGATIVE COVENANTS OF BORROWER

38

7.01

Indebtedness

38

7.02

Limitation on Liens

39

7.03

Limitation on Investments and New Businesses

39

7.04

Limitation on Mergers

40

7.05

Limitation on Issuance of Securities by Subsidiaries of Borrower

40

7.06

Transactions with Affiliates

40

7.07

Prohibited Contracts

40

7.08

ERISA

40

7.09

Limitation on Sales of Property

40

7.10

Swap Contracts

41

7.11

Consolidated Funded Debt to Capitalization Ratio

41

Article VIII. EVENTS OF DEFAULT AND REMEDIES

41

8.01

Events of Default

41

8.02

Remedies upon Event of Default

43

8.03

Application of Funds

44

Article IX. ADMINISTRATIVE AGENT

44

9.01

Appointment and Authority.

44

9.02

Rights as a Lender

44

9.03

Exculpatory Provisions

45

9.04

Reliance by Administrative Agent.

45

9.05

Delegation of Duties

46

9.06

Resignation of Administrative Agent

46

9.07

Non-Reliance on Administrative Agent and Other Lenders

46

9.08

Administrative Agent May File Proofs of Claim

47

9.09

Other Agents; Arrangers and Managers

47

Article X. MISCELLANEOUS

47

10.01

Amendments, Etc

47

10.02

Notices; Effectiveness; Electronic Communications.

48

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10.03

No Waiver; Cumulative Remedies; Enforcement

50

10.04

Expenses; Indemnity; Damage Waiver.

50

10.05

Intentionally Left Blank.

52

10.06

Payments Set Aside

52

10.07

Successors and Assigns.

52

10.08

Confidentiality

55

10.09

Set-off

56

10.10

Interest Rate Limitation

56

10.11

Counterparts

56

10.12

Integration

56

10.13

Survival of Representations and Warranties

57

10.14

Severability

57

10.15

Replacement of Lenders

57

10.16

Governing Law.

57

10.17

Waiver of Right to Trial by Jury

58

10.18

No Advisory or Fiduciary Responsibility

58

10.19

Electronic Execution of Assignments and Certain Other Documents

58

10.20

USA PATRIOT Act Notice

59

10.21

Time of the Essence

59

10.22

ENTIRE AGREEMENT

59

SCHEDULES

SCHEDULE  2.01

Commitments and Pro Rata Shares

SCHEDULE  5.07

Obligations and Restrictions

SCHEDULE  5.10

Labor Disputes and Acts of God

SCHEDULE  5.11

ERISA Matters

SCHEDULE  5.12

Environmental Matters

SCHEDULE  5.13

Subsidiaries

SCHEDULE  5.17

Elm Grove Field Acquisition Agreements

SCHEDULE  10.02

Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

EXHIBIT A:

Form of Loan Notice

EXHIBIT B:

Form of Note

EXHIBIT C:

Form of Compliance Certificate

EXHIBIT D:

Assignment and Assumption

EXHIBIT E:

Opinion Matters

EXHIBIT F:

Form of Subordination Agreement

H-712479.11

TERM LOAN CREDIT AGREEMENT

This TERM LOAN CREDIT AGREEMENT (this “Agreement”) is entered into as of February 15, 2008, among QUESTAR MARKET RESOURCES, INC., a Utah corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.

The Borrower has requested that the Lenders provide a term loan credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01

Defined Terms

.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Debt” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any assets acquired by such specified Person, and any refinancing of the foregoing indebtedness on similar terms, taking into account current market conditions.

“Acquisition” means the Elm Grove Field Acquisition and other acquisitions by the Borrower or one or more Subsidiaries of the Borrower of oil and gas properties located in the United States, either pursuant to an acquisition of assets or of Equity Interests in Persons owning such properties.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power

(a)

to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

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(b)

to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Aggregate Commitments” means the Commitments of all the Lenders in an amount not to exceed $700,000,000.

“Agreement” means this Agreement.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Applicable Rate

Pricing Level	Debt Rating	Applicable Margin for LIBOR Loans from the Closing Date to May 14, 2008	Applicable Margin for LIBOR Loans from and after May 15	Commitment Fee
1	≥A- / A3	0.40%	0.65%	0.08%
2	BBB+ / Baa1	0.45%	0.70%	0.10%
3	BBB / Baa2	0.55%	0.80%	0.11%
4	BBB- / Baa3	0.70%	0.95%	0.14%
5	≤BB+ / Ba1	1.00%	1.25%	0.16%

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the lower of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest), unless (i) there is a split in Debt Ratings of more than one level, in which case the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply, (ii) there is a multiple level split in Debt Ratings, in which case the Pricing Level that is one level lower than the higher of the two shall apply, or (iii) there is no Debt Rating, in which case Pricing Level 5 shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(b). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.04(h) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

“Asset Sale Threshold” means $200,000,000.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

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“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2006, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earlier of (a) the date the full amount of all the Commitments has been drawn, (b) the Maturity Date, and (b) the date of termination of the Commitment of each Lender to make Loans pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Change of Control” means:

(a)

Questar Corporation ceases to own 100% of the equity interests of the Borrower;  provided, however, that the Borrower may issue additional equity interests provided that (x) after such issuance Questar Corporation owns not less than 75% of the equity interests of the

H-712479.11

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Borrower and (y) such issuance does not result in the Borrower losing investment grade rating status (for purposes of this clause, investment grade rating status means the Borrower has Debt Ratings of not lower than BBB- from S&P and Baa3 from Moody’s);

(b)

during any period of 12 consecutive months, a majority of the members of the board of directors of the Borrower cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors.

In the event that the Borrower issues debt instruments that are convertible into equity of the Borrower, compliance with the 75% requirement set forth in clause (a) above shall be calculated at the time such convertible instruments are issued by assuming that, for purposes of such calculation, all of such debt instruments have been converted into equity.

“Closing Date” means February 15, 2008, which is the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated Funded Debt” means the aggregate of the Indebtedness of the Borrower and its Subsidiaries described in clauses (a), (b), (d), (e), (f) and (g) of the definition of Indebtedness in Section 1.01, on a consolidated basis after elimination of intercompany items.

“Consolidated Funded Debt to Capitalization Ratio” means, at the time of determination, the ratio of (a) Consolidated Funded Debt to (b) the sum of Consolidated Funded Debt plus Shareholder’s Equity.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.  “

“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement,

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receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means when used with respect to Obligations, an interest rate equal to (i) the Base Rate plus (ii) 1% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including the Applicable Rate) otherwise applicable to such Loan plus 1% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Eligible Assignee” has the meaning specified in Section 10.07(g).

“Elm Grove Field Acquisition” means the acquisition by the Borrower or a Subsidiary of the Borrower of two natural gas development properties near the Borrower’s Elm Grove Field operations pursuant to the Elm Grove Field Acquisition Agreements.

“Elm Grove Field Acquisition Agreements” means those certain agreements described in Schedule 5.17.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests”, “equity interests” and “equity securities” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the

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warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.  The term Equity Interests shall also include other securities or instruments that have both debt and equity features.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Existing Credit Agreement” means that certain Credit Agreement dated as of March 19, 2004, by and among the Borrower, Bank of America, as administrative agent, and the lenders party thereto, as amended.

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“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated January 25, 2008, among the Borrower, the Administrative Agent and the Arranger.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” has the meaning set forth in Section 10.07(g).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or Such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

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“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)

all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)

all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;.

(c)

net obligations of such Person under any Swap Contract;

(d)

all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)

indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)

capital leases and Synthetic Lease Obligations; and

(g)

all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning, of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date (a) one, two, three or six months thereafter, or (b) subject to availability with respect to all Lenders, one, two or three weeks thereafter, in any case as selected by the Borrower in its Loan Notice; provided that:

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(i)

any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)

any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)

no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, each Note, and the Fee Letter.

“Loan Notice” means a written notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and the Restricted Subsidiaries.

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“Material Adverse Effect” means any event which would reasonably be expected to have a material and adverse effect upon (a) the Borrower’s consolidated financial condition, (b) the Borrower’s consolidated operations, properties or prospects, considered as a whole, (c) the Borrower’s ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Document.

“Maturity Date” means August 15, 2008.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)

with respect to any incurrence or issuance of any Indebtedness, or the sale or issuance of any Equity Interests, all cash or cash equivalents received by the Borrower or any of its Subsidiaries after payment of all reasonable attorneys’, accountants’, consultants’ and financial advisors’ fees and usual and customary underwriting commissions, closing costs, and other reasonable expenses associated therewith; and

(b)

with respect to any Disposition, all cash or cash equivalents (including any cash received by way of deferred payment pursuant to a promissory note or otherwise, as and when received) received by the Borrower or any of its Subsidiaries in connection with and as consideration therefor, on or after the date of consummation of such transaction, after deduction of (i) income taxes payable in connection with or as a result of such transaction, and (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorneys’, accountants’, consultants’ and financial advisors’ fees, costs incurred in connection with environmental reviews and inspections, and closing costs incurred in connection with such transaction).

Notwithstanding the foregoing, “Net Cash Proceeds” shall exclude proceeds from the settlement of Swap Contracts at termination in the ordinary course of business.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether such Obligations are direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in

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connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means, on any date, the aggregate outstanding principal amount of the Loans after giving effect to any borrowings and prepayments or repayments thereof, as the case may be, occurring on such date.

“Participant” has the meaning specified in Section 10.07(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Liens” means:

(a)

operators’ liens under customary operating agreements, liens arising under gas transportation and purchase agreements on the gas being transported or processed which secure related gas transportation and processing fees only, statutory Liens for taxes, statutory mechanics’ and materialmen’s Liens, and other similar statutory Liens, provided such Liens secure only indebtedness, liabilities and obligations which are not delinquent or which are being contested as provided in Section 6.07 of this Agreement;

(b)

Liens on any oil and gas properties which neither have developed reserves (producing or non-producing) properly attributable thereto nor are otherwise held under lease by production of other reserves;

(c)

Liens on the Loan Parties’ office facilities;

(d)

Liens on property securing non-recourse debt permitted under Section 7.01(f) of this Agreement which is acquired with proceeds or developed with proceeds of the non-recourse debt; and

(e)

Liens to secure the Obligations;

provided that nothing in this definition shall in and of itself constitute or be deemed to constitute an agreement or acknowledgment by the Administrative Agent or any Lender that the Indebtedness subject to or secured by any such Permitted Lien ranks (apart from the effect of any Lien included in or inherent in any such Permitted Liens) in priority to the Obligations.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pro Rata Share” means, with respect to each Lender: (a) on any date of determination during the Availability Period, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Aggregate Commitments at such time; provided, that if the Commitments of the Lenders to make Loans have terminated whether pursuant to Section 8.02 or otherwise, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination; (b) on any date of determination occurring after the Availability Period, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the aggregate principal amount of such Lender’s Loans at such time and the denominator of which is the aggregate principal amount of all Loans at such time.  The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Register” has the meaning specified in Section10.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Replacement Revolving Credit Facility” means a revolving credit facility entered into after the date of this Agreement by and among the Borrower and one or more financial institutions, as lenders, that increases, amends, replaces and/or refinances the credit facility under the Existing Credit Agreement.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means (a) during the Availability Period, Lenders having more than fifty percent (50%) of the Aggregate Commitments; and (b) after the Availability Period, Lenders holding more than fifty percent (50%) of the Outstanding Amount.

“Responsible Officer” means the chairman of the board, chief executive officer, president or chief financial officer of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

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“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Closing Date Prepayment” has the meaning set forth in Section 2.04(b)(i)(B).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Shareholder’s Equity” means the remainder of (i) the Borrower’s assets on a consolidated basis minus (ii) the sum of (x) the Borrower’s liabilities on a consolidated basis (such assets and liabilities to be calculated excluding unrealized noncash gains or losses resulting from “mark-to-market” adjustments pursuant to FAS 133) plus (y) all treasury stock of the Borrower and its Subsidiaries.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the

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insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means any Person in which the Borrower does not presently own an interest (directly or indirectly) which hereafter becomes a Subsidiary of the Borrower and which, within 90 days thereafter, is designated as an Unrestricted Subsidiary by the Borrower to Administrative Agent, provided that the Borrower may not designate as an Unrestricted Subsidiary any Subsidiary in which it has made an Investment of more than $25,000,000 (directly or indirectly) by any means other than newly issued stock or treasury stock of the Borrower, which may be used to make an Investment in Unrestricted Subsidiaries without limit and provided further that in the event the book value of the assets of any Unrestricted Subsidiary at any time exceeds $25,000,000, such Subsidiary shall cease to be an Unrestricted Subsidiary and shall automatically become a Restricted Subsidiary. No Unrestricted Subsidiary may, directly or indirectly, make any Investment in any Loan Party. No Loan Party may guaranty or otherwise become liable in respect of any Indebtedness or other obligations of, grant any Lien on any of its property to secure any Indebtedness of or other obligation of, or provide any other form of credit support to, any Unrestricted Subsidiary.

1.02

Other Interpretive Provisions

.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)

The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)

1)

The words “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

2)

Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

3)

The term “including” is by way of example and not limitation.

4)

The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

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(d)

Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03

Accounting Terms.

(a)

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)

If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04

Rounding

.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05

References to Agreements and Laws

.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06

Times of Day

.  Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

ARTICLE II.
THE COMMITMENTS AND BORROWINGS

2.01

Loans

.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) in Dollars to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such

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Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Outstanding Amount of all Loans shall not exceed the Aggregate Commitments, and (ii) the aggregate principal amount of the Loans of any Lender shall not exceed such Lender’s Commitment.  If all or a portion of the Outstanding Amount is paid or prepaid, then the amount so paid or prepaid may not be reborrowed.

2.02

Borrowings, Conversions and Continuations of Loans.

(a)

Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable written notice to the Administrative Agent. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all of the Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)

Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

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(c)

Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)

The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)

After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

2.03

Reserved.

2.04

Prepayments.

(a)

Optional Prepayments.  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)

Mandatory Prepayments from Net Cash Proceeds.  Until such time as the Outstanding Amount has been repaid in full, the Outstanding Amount shall be prepaid to the extent provided below:

(i)

Issuance of Indebtedness.

(A)

Upon the incurrence, issuance or assumption by the Borrower or any of the Borrower’s Subsidiaries of any Indebtedness, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Person.  In the event that such Net Cash Proceeds exceed the principal amount of Loans then Outstanding, the Commitments shall be reduced (ratably among the Lenders in accordance with their Pro Rata Shares) in the amount of such excess. Notwithstanding the foregoing, for purposes of this Section 2.04(b)(i)(A), the term “Indebtedness” shall not include (x) borrowings by the Borrower under the revolving credit facility established under the Existing Credit Agreement or under any Replacement Revolving Credit Facility; or (y) cash management advances made by Questar Corporation to the Borrower in the ordinary course of business.

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(B)

Concurrently with the effective date of any Replacement Revolving Credit Facility, the Borrower shall prepay Loans made by Bank of America in an amount equal to $200,000,000.  In the event that the Outstanding Amount of Loans made by Bank of America as of such date is less than $200,000,000, then the Commitment of Bank of America shall be reduced by an amount equal to the difference between $200,000,000 and such Outstanding Amount. The prepayment made pursuant to this subsection (B) is herein referred to as the “Revolving Closing Date Prepayment.”

(ii)

Issuance of Equity.  Upon the sale or issuance by the Borrower (or by Subsidiary of the Borrower that is wholly owned) of any Equity Interests, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof. In the event that such Net Cash Proceeds exceed the principal amount of Loans then Outstanding, the Commitments shall be reduced (ratably among the Lenders in accordance with their Pro Rata Shares) in the amount of such excess.

(iii)

Dispositions.  If the Borrower or any of its Subsidiaries Disposes of any property (in one or more transactions) which results in the receipt by such Persons of Net Cash Proceeds in an aggregate amount after the Closing Date in excess of the Asset Sale Threshold, then the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of Net Cash Proceeds in excess of the Asset Sale Threshold immediately upon receipt thereof by such Person.  In the event that such Net Cash Proceeds exceed the principal amount of Loans then Outstanding, the Commitments shall be reduced (ratably among the Lenders in accordance with their Pro Rata Shares) in the amount of such excess.

(c)

Other Mandatory Prepayments.  If for any reason the Outstanding Amount at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

(d)

General.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Except as otherwise provided in Section  2.04(b)(i)(B) with respect to the Revolving Closing Date Prepayment, each prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

2.05

Termination or Reduction of Commitments

.

(a)

Optional.  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount would exceed the Aggregate Commitments.  In addition, the Borrower may, upon notice to the Administrative Agent as set forth above, from time to time during the Availability Period terminate (in whole or in part) the unused portion of the Aggregate Commitments.

(b)

Mandatory.

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(i)

The Aggregate Commitments shall be automatically and permanently reduced to zero on the last day of the Availability Period.

(ii)

If Net Cash Proceeds received by the Borrower or its Subsidiaries from the incurrence, issuance or assumption of Indebtedness, the issuance or sale of Equity Interests or Dispositions exceeds the then-outstanding principal amount of Loans, then the Commitments of the Lenders shall be permanently reduced in the manner and in the amounts specified in Section 2.04(b).

(iii)

To the extent the amount of the Bank of America Prepayment does not equal or exceed $200,000,000 (the “Mandatory Prepayment Amount”) because, at the time such prepayment is required, the aggregate amount of all Loans made by Bank of America does not equal or exceed such amount, then the Commitment of Bank of America shall be automatically and permanently reduced in an amount equal to the difference between the Mandatory Prepayment Amount and the aggregate amount of all Loans made by Bank of America at such time (prior to giving effect to any prepayment required under Section 2.04(b)(i)(B) thereof).

(c)

Payment of Fees.  All fees accrued to the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.06

Repayment of Loans

.  The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

2.07

Interest.

(a)

Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate.

(b)

5)

If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

6)

If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

7)

Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

8)

Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

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(c)

Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08

Fees

.

(a)

Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of the Outstanding Amount of Loans. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears (i) promptly after Borrower receives notice of the amount of such commitment fee for such quarter, but not earlier than the last Business Day of each March, June, and September, commencing with the first such date to occur after the Closing Date, and (ii) on the Maturity Date.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)

Other Fees.

(i)

The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)

The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09

Computation of Interest and Fees

.

All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

2.10

Evidence of Debt.

  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise

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affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.11

Payments Generally.

(a)

All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)

If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)

(i)

Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Federal Funds Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)

Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the

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Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)

If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Loans set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)

The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(f)

Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or it will obtain the funds for any Loan in any particular place or manner.

2.12

Sharing of Payments

.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)

if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)

the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

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ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01

Taxes.

(a)

Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)

Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require the Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)

If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)

Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)

Tax Indemnifications.

(i)

Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection.  A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(ii)

Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower or the Administrative Agent pursuant to subsection (e).  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)

Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)

Status of Lenders; Tax Documentation.

(i)

Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)

Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A)

any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)

each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments

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hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)

executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)

executed originals of Internal Revenue Service Form W-8ECI,

(III)

executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of  Internal Revenue Service Form W-8BEN, or

(V)

executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)

Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f)

Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the

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Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02

Illegality

.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03

Inability to Determine Rates

.  If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04

Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a)

If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

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(b)

If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c)

The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

3.05

 Compensation for Losses

.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)

any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)

any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)

any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.15;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06

Matters Applicable to all Requests for Compensation.

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(a)

A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b)

Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, or if the Borrower is required to pay any amount to any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.15.

3.07

Survival

.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.
CONDITIONS PRECEDENT TO EFFECTIVENESS AND BORROWINGS

4.01

Conditions to Effectiveness of this Agreement

.  The effectiveness of this Agreement and the obligation of each Lender to make Loans hereunder are subject to satisfaction of the following conditions precedent:

(a)

The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)

executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)

a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)

such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)

such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary;

(v)

a favorable opinion of  Thomas Jepperson, General Counsel for the Loan Parties, addressed to the Administrative Agent and each Lender, and a favorable opinion of  Terrie McIntosh, Senior Corporate Counsel for the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit E and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request; and

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(vi)

a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(b)

a certificate signed by a Responsible Officer of the Borrower certifying the current Debt Ratings, which shall be not lower than BBB- from S&P and Baa3 from Moody’s.

(c)

The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all expenses (including, without limitation, Attorney Costs) required to be reimbursed or paid by the Borrower hereunder.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02

Conditions to Initial Loans

.  The obligations of each Lender to fund its initial Loan hereunder is subject to satisfaction of the following condition precedent: There shall not have occurred since the date of the Audited Financial Statements any event or condition that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect or a material adverse effect upon the Borrower’s ability to perform its obligations under any Loan Document to which it is a party, and the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying thereto.

4.03

Conditions to Each Loan

.  The obligation of each Lender to make any Loan hereunder  (including its initial Loan) is subject to the satisfaction of the following conditions precedent:

(a)

Both before and after giving effect to the funding of the Loans and the proposed Acquisition the purchase price of which will be funded in whole or in part thereby, (i) the representations and warranties set forth in this Agreement (excluding the representation and warranty set forth in Section 5.06(c) (provided however that this exclusion shall not apply to the initial Borrowing and shall not apply to a Loan to fund in whole or in part the purchase price of the Elm Grove Field Acquisition)) are true and correct (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct as of such earlier date), and (ii) no Default then exists or would result therefrom.

(b)

The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying as to the accuracy of the matters set forth in clause (a) of this Section 4.03.

4.04

Additional Condition to Loans for the Elm Grove Field Acquisition

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.  The obligation of each Lender to make Loans hereunder to finance in whole or in part the purchase price for the Elm Grove Field Acquisition is subject to the satisfaction of the following additional conditions precedent:

(a)

There shall not have occurred since the date of the Audited Financial Statements any event or condition that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect or any material adverse effect upon the Borrower’s ability to perform its obligations under any Loan Document to which it is a party, and the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying thereto; and

(b)

The Administrative Agent shall have received copies of such documentation relating to the Elm Grove Field Acquisition as the Administrative Agent may reasonably request, together with a certificate of a Responsible Officer certifying that true and correct copies thereof have been delivered to the Administrative Agent or are attached thereto.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

To confirm each Lender’s understanding concerning Loan Parties and Loan Parties’ businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, the Borrower represents and warrants to each Lender that:

5.01

No Default

.  No event has occurred and is continuing which constitutes a Default.

5.02

Organization and Good Standing

.  Each Loan Party is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Loan Party is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Loan Party has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

5.03

Authorization

.  The Borrower has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. The Borrower is duly authorized to borrow funds hereunder.

5.04

No Conflicts or Consents

.  The execution and delivery by the various Loan Parties of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the Organization Documents of any Loan Party, or (iii) any agreement,

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judgment, license, order or permit applicable to or binding upon any Loan Party, or (b) result in the acceleration of any Indebtedness owed by any Loan Party, or (c) result in or require the creation of any Lien upon any assets or properties of any Loan Party, except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by any Loan Party of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

5.05

Enforceable Obligations

.  This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Loan Party which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.

5.06

Audited Financial Statements.

(a)

The Borrower has heretofore delivered to each Lender true, correct and complete copies of the Audited Financial Statements. The Audited Financial Statements (i) fairly present the Borrower’s consolidated financial position at the respective dates thereof and the consolidated results of the Borrower’s operations and the Borrower’s consolidated cash flows for the respective periods thereof, and (ii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness. All Audited Financial Statements were prepared in accordance with GAAP.

(b)

The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated September 30, 2007, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the Borrower’s consolidated financial condition as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end adjustments.

(c)

Since the date of the annual Audited Financial Statements no event which would cause a Material Adverse Effect has occurred.

5.07

Other Obligations and Restrictions

.  No Loan Party has any outstanding indebtedness, liabilities or obligations of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to the Borrower or material with respect to the Borrower’s consolidated financial condition and not shown in the Audited Financial Statements or disclosed on Schedule 5.07. Except as shown in the Audited Financial Statements or disclosed on Schedule 5.07, no Loan Party is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Effect.

5.08

Full Disclosure

.  No certificate, statement or other information delivered herewith or heretofore by any Loan Party to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any

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material fact known to any Loan Party (other than industry-wide risks normally associated with the types of businesses conducted by Loan Parties) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to the Borrower (other than industry-wide risks normally associated with the types of businesses conducted by Loan Parties) that has not been disclosed by the Borrower to each Lender in writing which would reasonably be expected to have a Material Adverse Effect.

5.09

Litigation

.  Except as disclosed in the Annual Report on Form 10-K or the Quarterly Report on Form 10-Q of Borrower filed with the SEC, there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Loan Party threatened, against any Loan Party before any Governmental Authority which would reasonably be expected to have a Material Adverse Effect, and there are no outstanding judgments, injunctions, writs, rulings or orders by any such Governmental Authority against any Loan Party which would reasonably be expected to have a Material Adverse Effect.

5.10

Labor Disputes and Acts of God

.  Except as disclosed on Schedule 5.10, neither the business nor the properties of any Loan Party has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which would reasonably be expected to have a Material Adverse Effect.

5.11

ERISA Plans and Liabilities

.  All currently existing Pension Plans are listed on Schedule 5.11. Except as disclosed in the Audited Financial Statements or on Schedule 5.11, no ERISA Event has occurred with respect to any Pension Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any Multiemployer Plan. Except as set forth on Schedule 5.11, no “accumulated funding deficiency” (as defined in Section 412(a) of the Internal Revenue Code) exists with respect to any Pension Plan, whether or not waived by the Secretary of the Treasury or his delegate, and the current value of the accumulated benefit obligation of each Pension Plan does not exceed the current value of the assets of such Pension Plan available for the payment of such benefits by more than $30,000,000.

5.12

Environmental and Other Laws

.  Except as disclosed in the Annual Report on Form 10-K or the Quarterly Report on Form 10-Q of Borrower filed with the SEC, or on Schedule 5.12: (a) Loan Parties are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in material compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Loan Party is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Loan Party (and to the best knowledge of the Borrower, no other Person) has filed any notice under any Law indicating that any Loan Party is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Loan Party; (d) no Loan Party has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of

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1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Loan Party for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Loan Party otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

5.13

Borrower’s Subsidiaries

.  The Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed on Schedule 5.13 and except in cases where the Borrower owns less than 5% of the outstanding capital stock of any such corporation. Neither the Borrower nor any Loan Party is a member of any general or limited partnership, limited liability company, joint venture formed under the laws of the United States or any State thereof or association of any type whatsoever except those listed on Schedule 5.13 and associations, joint ventures or other relationships which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties, pipelines or gathering systems and interests owned directly by the parties in such associations, joint ventures or relationships. The Borrower owns, directly or indirectly, the equity interests in each of its Subsidiaries which is indicated on Schedule 5.13.

5.14

Title to Properties; Licenses

.  Each Loan Party has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Loan Party’s business. Each Loan Party possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are reasonably necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Loan Party is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

5.15

Government Regulation.

(a)

The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its subsidiaries on a consolidated basis) subject to the provision of Section 7.01 or Section 7.09 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(g) will be margin stock.

(b)

Neither the Borrower nor any other Loan Party owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness.

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5.16

Solvency

.  Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by the Borrower and the consummation of the transactions contemplated hereby, the Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

5.17

Representations by the Borrower relating to Elm Grove Field Acquisition

.  As of the making of Loans to finance all or any part of the purchase price for the Elm Grove Field Acquisition:

(a)

The Elm Grove Field Acquisition will be consummated substantially concurrently with the making of the Loans for a cash purchase price not to exceed $658,000,000.

(b)

The Borrower has the requisite corporate power and authority to enter into and deliver the Elm Grove Field Acquisition Agreements and to carry out its obligations contemplated thereby.  The execution and delivery of the Elm Grove Field Acquisition Agreements by the Borrower, the performance by the Borrower of its obligations thereunder and the consummation by Borrower of the transactions contemplated thereby have been duly authorized by the Board of Directors of the Borrower.  No other corporate proceedings on the part of the Borrower are necessary to authorize the execution and delivery of the Elm Grove Field Acquisition Agreements, the performance of its obligations thereunder and the consummation by the Borrower of the transactions contemplated thereby.  Each Elm Grove Field Acquisition Agreement has been duly executed and delivered by the Borrower and constitutes a valid and binding obligation of the Borrower, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization principles or other laws affecting the enforcement of creditor’s rights generally or by general equitable principles.

(c)

Neither the execution and delivery of any Elm Grove Field Acquisition Agreement by the Borrower nor the consummation by the Borrower of the transactions contemplated thereby nor compliance by the Borrower with any of the provisions therein will (i) result in a violation or breach of or conflict with its certificate or articles of incorporation or bylaws, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets owned or operated by the Borrower or any Subsidiaries under, or result in being declared void, voidable, or without further binding effect, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Borrower or any of the Subsidiaries is a party or by which the Borrower or any of the Subsidiaries or any of their respective properties or assets is bound, or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in clause (d) below, violate any judgment, ruling, order, writ, injunction, decree, statute, law (including common law), rule or regulation applicable to the Borrower or any of the Subsidiaries or any of their respective properties or assets.

(d)

No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary to be obtained or made by the Borrower or any of its Subsidiaries in connection with the Borrower’s execution, delivery and performance of any Elm Grove Field Acquisition Agreement or the consummation by the Borrower of the transactions contemplated thereby, except for (i) consents, approvals and governmental filings that have been made or obtained prior

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to such date, and (ii) such governmental consents, qualifications or filings as are customarily obtained or made following the transfer of interests in oil and gas properties.

(e)

There is no preliminary injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, in effect that would make the Elm Grove Field Acquisition in contravention of any applicable Law or otherwise prevent the consummation thereof.

ARTICLE VI.
AFFIRMATIVE COVENANTS OF BORROWER

To conform with the terms and conditions under which each Lender is willing to have credit outstanding to the Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, the Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

6.01

Payment and Performance

.  The Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. The Borrower will cause each other Loan Party to observe, perform and comply with every such term, covenant and condition in any Loan Document.

6.02

Books, Financial Statements and Reports

.  Each Loan Party will at all times maintain full and accurate books of account and records. The Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its fiscal year, and will furnish the following statements and reports to Administrative Agent and each Lender at the Borrower’s expense:

(a)

Within five (5) days after the date required to be delivered to the SEC, but no later than ninety-five (95) days after the end of each fiscal year, complete consolidated financial statements of the Borrower together with all notes thereto, which shall be prepared in reasonable detail in accordance with GAAP and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, together with an unqualified opinion based on an audit using generally accepted auditing standards, by Ernst & Young LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, stating that such consolidated financial statements have been so prepared. These financial statements shall contain a consolidated balance sheet as of the end of such fiscal year and consolidated statements of earnings, of cash flows, and of changes in shareholders’ equity for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year. On the date of delivery of such financial statements to Administrative Agent and each Lender, the Borrower will furnish to Administrative Agent and each Lender a Compliance Certificate signed by a Responsible Officer of the Borrower, stating that such financial statements fairly present the financial condition of the Borrower, stating that such Person has reviewed the Loan Documents, containing all calculations required to be made to show compliance or non-compliance with the provisions of Section 7.11, and further stating that there is no condition or event at the end of such fiscal year or at the time of such certificate which constitutes a Default or specifying the nature and period of existence of any such condition or event.

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(b)

Within five (5) days after the date required to be delivered to the SEC, but no later than fifty (50) days after the end of each fiscal quarter, the Borrower’s consolidated balance sheet and income statement as of the end of such fiscal quarter and a consolidated statement of cash flows for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition, the Borrower will, together with each such set of financial statements, furnish a Compliance Certificate signed by a Responsible Officer of the Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that such Person has reviewed the Loan Documents, containing all calculations required to be made by the Borrower to show compliance or noncompliance with the provisions of Section 7.11 and further stating that there is no condition or event at the end of such fiscal quarter or at the time of such certificate which constitutes a Default or specifying the nature and period of existence of any such condition or event.

(c)

Promptly upon their becoming available, the Borrower shall provide copies of all registration statements, periodic reports and other statements and schedules filed by any Loan Party with any securities exchange, the SEC or any similar Governmental Authority.

Documents required to be delivered pursuant to Section 6.02(a), (b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Sections 6.02(a) and (b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be

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treated as set forth in Section10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03

Other Information and Inspections

.  The Borrower will furnish to each Lender any information which Administrative Agent or any Lender may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Loan Parties’ businesses and operations. The Borrower will permit, and will cause the other Loan Parties to permit, representatives appointed by Administrative Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of the Loan Parties properties, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain. The Borrower will permit, and will cause the other Loan Parties to permit, Administrative Agent or any Lender or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

6.04

Notice of Material Events and Change of Address

.  The Borrower will promptly notify each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

(a)

the occurrence of any event which would have a Material Adverse Effect,

(b)

the occurrence of any Default,

(c)

the acceleration of the maturity of any Indebtedness owed by any Loan Party having a principal balance of more than $35,000,000, or of any default by any Loan Party under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such default would have a Material Adverse Effect,

(d)

the occurrence of any ERISA Event,

(e)

any single claim of $35,000,000 or more, any notice of potential liability under any Environmental Laws which would reasonably be expected to exceed such amount, or any other material adverse claim asserted against any Loan Party or with respect to any Loan Party’s properties,

(f)

the filing of any suit or proceeding against any Loan Party in which an adverse decision would have a Material Adverse Effect,

(g)

any material change in the accounting or financial reporting practices of the Borrower or its Subsidiaries, and

(h)

any announcement by Moody’s or S&P of any change or possible change in Debt Rating.

Upon the occurrence of any of the foregoing, the Loan Parties will take all necessary or appropriate steps to remedy promptly any such Material Adverse Effect, Default, acceleration, default or ERISA Event, to

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protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. The Borrower will also notify Administrative Agent and Administrative Agent’s counsel in writing promptly in the event that any Loan Party changes its name or the location of its chief executive office.

6.05

Maintenance of Properties

.  Each Loan Party will maintain, preserve, protect, and keep all property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws in all material respects, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times in accordance with industry standards.

6.06

Maintenance of Existence and Qualifications

.  Each Loan Party will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not have a Material Adverse Effect.

6.07

Payment of Trade Liabilities, Taxes, etc.

  Each Loan Party will timely file all required tax returns; timely pay all taxes, assessments, trade liabilities, royalties, and other governmental charges or levies imposed upon it or upon its income, profits or property; and maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Loan Party may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

6.08

Insurance

.  In accordance with industry standards, each Loan Party will keep or cause to be kept insured or self-insured, at the option of each Loan Party, its surface equipment and other property of a character usually insured by similar Persons engaged in the same or similar businesses. The insurance coverages and amounts will be reasonably determined by each Loan Party, based on coverages carried by prudent owners of similar equipment and property.

6.09

Performance on Borrower’s Behalf

.  If any Loan Party fails to pay any taxes, insurance premiums, expenses, attorneys’ fees or other amounts it is required to pay under any Loan Document during any period in which a Default exists, Administrative Agent may pay the same. The Borrower shall immediately reimburse Administrative Agent for any such payments and each amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Administrative Agent.

6.10

Interest

.  The Borrower hereby promises to Administrative Agent and each Lender to pay interest at the Default Rate applicable to Base Rate Loans on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which the Borrower has in this Agreement promised to pay to

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Administrative Agent and Lenders and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

6.11

Compliance with Agreements and Law

.  Each Loan Party will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Loan Party will conduct its business and affairs in compliance with all Laws applicable thereto.

6.12

Environmental Matters.

(a)

Except as otherwise set forth in Schedule 5.12, each Loan Party will comply in all material respects with all Environmental Laws now or hereafter applicable to such Loan Party, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

(b)

The Borrower will promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by the Borrower, or of which it has notice, pending or threatened against the Borrower, by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business, if the violation, order, claim, citation, complaint, penalty assessment, suit or other proceeding could reasonably be expected to result in liability to the Borrower in excess of $35,000,000.

(c)

The Borrower will promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by the Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location which could reasonably be expected to result in a liability to the Borrower in excess of $35,000,000.

6.13

Evidence of Compliance

.  Each Loan Party will furnish to each Lender at such Loan Party’s or the Borrower’s expense all evidence which Administrative Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Loan Party in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

6.14

Use of Proceeds

.  The Borrower will use the proceeds of the Loans to finance the Acquisitions and to pay transaction costs and expenses associated therewith.

6.15

Subordination of Intercompany Indebtedness

.  From and after the date of the initial Borrowing under this Agreement, all indebtedness, liabilities and obligations of the Borrower to Questar Corporation or to any Restricted Subsidiary shall be

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subordinated to the Obligations pursuant to the terms of a Subordination Agreement substantially in the form of Exhibit F (with such changes as the Administrative Agent shall approve), executed by Questar Corporation (or the applicable Restricted Subsidiary) and the Borrower and delivered to the Administrative Agent.

ARTICLE VII.
NEGATIVE COVENANTS OF BORROWER

To conform with the terms and conditions under which each Lender is willing to have credit outstanding to the Borrower, and to induce each Lender to enter into this Agreement and make the Loans, the Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

7.01

Indebtedness

.  No Restricted Subsidiary will in any manner owe or be liable for Indebtedness except:

(a)

the Obligations;

(b)

capital lease obligations (excluding oil, gas or mineral leases) entered into in the ordinary course of such Restricted Subsidiary’s business in arm’s length transactions at competitive market rates under competitive terms and conditions in all respects, provided that the obligations required to be paid in any fiscal year under any such capital leases do not in the aggregate exceed $2,000,000 for all Restricted Subsidiaries;

(c)

unsecured Indebtedness owed by the Restricted Subsidiaries (i) to the Borrower or (ii) to Questar Corporation or (iii) to another Restricted Subsidiary, provided that from and after the date of the initial Borrowing under this Agreement (x) the aggregate principal amount of Indebtedness of the Restricted Subsidiaries to Questar Corporation shall not exceed $250,000,000 and (y) all Indebtedness of the Restricted Subsidiaries to Questar Corporation shall be subject to a Subordination Agreement executed by Questar Corporation, the applicable Restricted Subsidiary and the Borrower and delivered to Administrative Agent substantially in the form of Exhibit F (with such changes as the Administrative Agent shall approve);

(d)

[intentionally omitted];

(e)

Indebtedness of the Restricted Subsidiaries for plugging and abandonment bonds issued by third parties or for letters of credit issued in place thereof which are required by regulatory authorities in the area of operations, and Indebtedness of the Restricted Subsidiaries for other bonds or letters of credit which are required by such regulatory authorities with respect to other normal oil and gas operations;

(f)

non-recourse Indebtedness as to which no Loan Party (i) provides any guaranty or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (as a guarantor or otherwise); provided, that after giving effect to such Indebtedness outstanding from time to time, the Borrower is not in violation of Section 7.11;

(g)

Indebtedness that is subordinated to the Obligations on terms acceptable to Required Lenders;

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(h)

Acquired Debt which meets the following requirements: (i) the documentation evidencing such Indebtedness shall contain no terms, conditions or defaults (other than pricing) which are more favorable to the third party creditor than those contained in this Agreement are to Lenders and (ii) at the time such Indebtedness is incurred, no Default shall have occurred and be continuing hereunder;

(i)

Indebtedness under Swap Contracts permitted under Section 7.10; and

(j)

unsecured Indebtedness of the Restricted Subsidiaries not described in subsections (a) through (i) above which meets the following requirements: (i) the documentation evidencing such Indebtedness shall contain no terms, conditions or defaults (other than pricing) which are more favorable to the third party creditor than those contained in this Agreement are to Lenders and (ii) at the time such Indebtedness is incurred, no Default shall have occurred and be continuing hereunder; provided that the Indebtedness of the Restricted Subsidiaries permitted under this subsection (j) shall not exceed $30,000,000 in the aggregate.

7.02

Limitation on Liens

.  Except for Permitted Liens, no Loan Party will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires. No Loan Party will allow the filing or continued existence of any financing statement describing as collateral any assets or property of such Loan Party, other than financing statements which describe only collateral subject to a Lien permitted under this Section and which name as secured party or lessor only the holder of such Lien.

7.03

Limitation on Investments and New Businesses

.  No Loan Party will:

(a)

engage directly or indirectly in any business or conduct any operations, except (i) in connection with or incidental to its present businesses and operations or complementary to such businesses or operations or (ii) in connection with businesses or operations that are not material to the Borrower and its Subsidiaries on a consolidated basis; or

(b)

make any acquisitions of or capital contributions to any Person or any other Investment, except (i) Acquisitions, the purchase price for which is funded by Loans made under this Agreement, (ii) Investments in the ordinary course of business, (iii) purchases of equity interests in Persons involved in the oil and gas industry if the aggregate amount of the purchase price for all such purchases (including the purchase in question) made by the Loan Parties after the date hereof does not exceed $50,000,000, and (iv) mergers permitted under Section 7.04.

7.04

Limitation on Mergers

.  The Borrower will not (i) merge or consolidate with or into any other Person unless the Borrower is the surviving business entity and no Default exists prior to such merger or consolidation or will exist immediately thereafter or (ii) Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

7.05

Limitation on Issuance of Securities by Subsidiaries of Borrower

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.  No Restricted Subsidiary will issue any additional shares of its capital stock, additional partnership interests or other equity securities or any options, warrants or other rights to acquire such additional shares, partnership interests or other securities except to another Loan Party.

7.06

Transactions with Affiliates

.  No Loan Party will engage in any material transaction with any of its Affiliates on terms which are less favorable in any material respect to it than those which would have been obtainable at the time in arms-length dealing with Persons other than such Affiliates.

7.07

Prohibited Contracts

.  No Loan Party will enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (i) of any Subsidiary to make Restricted Payments to any other Loan Party or to otherwise transfer property to any other Loan Party, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person.

7.08

ERISA

.  No ERISA Affiliate will incur any obligation to contribute to any “multiemployer plan” as defined in Section 4001 of ERISA.

7.09

Limitation on Sales of Property

.  No Loan Party will Dispose of any of its material assets or properties or any material interest therein, except:

(a)

equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

(b)

inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

(c)

capital stock of any of the Borrower’s Subsidiaries which is transferred to the Borrower or a wholly owned Subsidiary of the Borrower;

(d)

interests in oil and gas properties, or portions thereof, to which no proved reserves of oil, gas or other liquid or gaseous hydrocarbons are properly attributed; and

(e)

notwithstanding the above, other property which is sold for fair consideration in an aggregate amount not to exceed fifteen percent (15%) of the consolidated net book value of the Borrower’s property, plant and equipment during any fiscal year of Borrower.

7.10

Swap Contracts

.  No Loan Party will be a party to or in any manner be liable on any Swap Contract, unless such contracts are entered into as a hedge of equity oil and gas production (whether production is produced by any Loan Party or purchased from third parties), to secure a known margin for the purchase and resale of third party natural gas, crude oil or electricity, or as a hedge of floating rate Indebtedness or foreign

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currency needs (and not as a speculative investment), such contracts are entered into in the ordinary course of the Loan Parties’ businesses, and

(i)

if such contracts are entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Loan Parties:

(A)

such contracts for any single month (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative Agent) do not, in the aggregate, cover amounts greater than the Applicable Percentage for such month; and

(B)

such contracts do not require any Loan Party to provide any Lien on any property to secure the Loan Parties’ obligations thereunder, other than Liens on cash or cash equivalents and letters of credit; provided that the aggregate amount of cash and cash equivalents subject to Liens securing such contracts and the undrawn amount of all letters of credit securing such contracts shall not exceed $400,000,000 at any time.

As used in this subsection, (i) the term “Applicable Percentage” means, with respect to any month, the percentage (not to exceed 100%) of the Loan Parties’ aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of the Loan Parties’ businesses during such month which the management of the Borrower deems prudent based upon the Loan Parties’ business strategies, and (ii) the term “Projected Oil and Gas Production” means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Loan Party which have attributable to them proved oil or gas reserves.

(ii)

if such contracts are entered into with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of such Loan Party that is accruing interest at a variable rate, the aggregate notional amount of such contracts never exceeds the anticipated outstanding principal balance of the Indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, and the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Indebtedness to be hedged by such contract.

7.11

Consolidated Funded Debt to Capitalization Ratio

.  As of the end of each fiscal quarter of Borrower, the Consolidated Funded Debt to Capitalization Ratio will not exceed 0.6 to 1.0.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01

Events of Default

.  Each of the following events constitutes an Event of Default under this Agreement:

(a)

The Borrower or any other Loan Party fails to pay (i) any amount of principal of any Loan when and as required to be paid herein, or (ii) any other amount due and payable hereunder or under any other Loan Document on the earlier of (x) the fifth day after the date such amount becomes due or (y) the first Business Day after Administrative Agent notifies the Borrower that such amount is due;

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(b)

Any “default” or “event of default” occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

(c)

The Borrower fails to duly observe, perform or comply with any term, covenant or agreement contained in Article VII or in Section 6.03 or Section 6.04 (with the exception of the failure to provide notice in the event that any Loan Party changes its name or location of its headquarters);

(d)

The Borrower fails (other than as referred to in subsections (a), (b) or (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days;

(e)

Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Loan Party in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or this Agreement or any Note is asserted to be or at any time ceases to be valid, binding and enforceable in any material respect as warranted in Section 5.05 for any reason other than its release or subordination by Administrative Agent;

(f)

Any Loan Party fails to duly observe, perform or comply with any Contractual Obligation with any Person, if such failure could reasonably be expected to have a Material Adverse Effect upon the Borrower;

(g)

(i) Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the $10,000,000; or (iii) without limiting the foregoing, an “Event of Default” shall occur under, and as defined in, the Existing Credit Agreement or the Replacement Revolving Credit Facility;

(h)

The Borrower or any of its Subsidiaries having assets with a book value of at least $10,000,000:

(i)

institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian,

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conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(ii)

becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or there is issued or levied any writ or warrant of attachment or execution or similar process against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(iii)

there is entered against any such Person (i) a final judgment or order for the payment of money in an aggregate amount exceeding $35,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(i)

Either (i) any “accumulated funding deficiency” (as defined in Section 412(a) of the Code) in excess of $35,000,000 exists with respect to any Pension Plan or any Multiemployer Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any ERISA Event occurs with respect to any Pension Plan or any Multiemployer Plan and the then current value of the accumulated benefit obligation of such Pension Plan or Multiemployer Plan exceeds the then current value of the assets of such Pension Plan or Multiemployer Plan available for the payment of such benefit liabilities by more than $35,000,000 (or in the case of an ERISA Event involving the withdrawal of a substantial employer, the withdrawing employer’s proportionate share of such excess exceeds such amount); or

(j)

A Change of Control occurs.

8.02

Remedies upon Event of Default

.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)

declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)

declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)

exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each

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Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

8.03

Application of Funds

.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a)

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(b)

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause (b) payable to them;

(c)

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d)

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause (d) held by them; and

(e)

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01

Appointment and Authority.

Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of such provisions.

9.02

Rights as a Lender

.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of

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business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03

Exculpatory Provisions

.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)

shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)

shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04

Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In

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determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05

Delegation of Duties

.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06

Resignation of Administrative Agent

.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07

Non-Reliance on Administrative Agent and Other Lenders

.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents

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and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08

Administrative Agent May File Proofs of Claim

.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08 and 10.04) allowed in such judicial proceeding; and

(b)

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.09

Other Agents; Arrangers and Managers

.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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ARTICLE X.
MISCELLANEOUS

10.01

Amendments, Etc

.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)

waive any condition set forth in Article IV without the written consent of each Lender;

(b)

extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)

postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)

reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(e)

change Section 2.11(a) or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(f)

change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.02

Notices; Effectiveness; Electronic Communications.

(a)

Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight

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courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)

if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)

if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)

Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)

The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent

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Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)

Change of Address, Etc.  Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)

Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03

No Waiver; Cumulative Remedies; Enforcement

.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative

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Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04

Expenses; Indemnity; Damage Waiver.

(a)

Costs and Expenses.  The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)

Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)

Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the

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Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent).  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(e).

(d)

Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)

Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)

Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05

Intentionally Left Blank.

10.06

Payments Set Aside

.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

10.07

Successors and Assigns.

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(a)

Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that any such assignment shall be subject to the following conditions:

(i)

Minimum Amounts.

(A)

in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)

in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)

Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)

Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)

the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is

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continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)

the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)

Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)

No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)

No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)

Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)

Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries ) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties

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hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e)

Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)

Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)

As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

10.08

Confidentiality

.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives

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(it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.09

Set-off

.  In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.10

Interest Rate Limitation

.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted to a Lender by applicable Law (the “Maximum Rate”). If the Administrative Agent or any

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Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.11

Counterparts

.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.12

Integration

.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13

Survival of Representations and Warranties

.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.14

Severability

.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15

Replacement of Lenders

H-712479.11

59

.  Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more Eligible Assignees procured by the Borrower; provided that: such assignment does not conflict with applicable Laws and such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); and provided, further, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. Upon the making of any such assignment, the Borrower shall pay in full any amounts payable pursuant to Section 3.05.

10.16

Governing Law.

(a)

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.17

Waiver of Right to Trial by Jury

.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

H-712479.11

60

10.18

No Advisory or Fiduciary Responsibility

.   In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) the Borrower  has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.19

Electronic Execution of Assignments and Certain Other Documents

.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.20

USA PATRIOT Act Notice

.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107,56 (signed into law October 26,. 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide such documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.21

Time of the Essence

.  Time is of the essence of the Loan Documents.

H-712479.11

61

10.22

ENTIRE AGREEMENT

.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURE PAGES FOLLOW]

H-712479.11

62

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

QUESTAR MARKET RESOURCES, INC.

By:

C.B. Stanley
President and Chief Executive Officer

S-1

BANK OF AMERICA, N.A., as Administrative Agent

By:

Shelley A. McGregor
Senior Vice President

S-2

BANK OF AMERICA, N.A., as a Lender

By:

Shelley A. McGregor
Senior Vice President

S-3

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

S-4

SCHEDULE 2.01

COMMITMENTS
AND PRO RATA SHARES

Questar Market Resources Bank Group

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$575,000,000	82.142857%

Wachovia Bank, National Association	$125,000,000	17.857143%
Total	$700,000,000	100.000000%

H-712479.11

Schedule 2.01

SCHEDULE 5.07

OBLIGATIONS AND RESTRICTIONS

LIABILITIES AND SHAREHOLDER’S EQUITY	December 31, 2007	December 31, 2006
(in millions)
Current Liabilities
Notes payable to Questar	$ 118.9	$ 142.6
Accounts payable and accrued expenses
Accounts and other payables	303.7	295.3
Accounts payable to affliates	13.0	17.3
Production and other taxes	40.9	53.4
Interest	9.3	8.8
Total accounts payable and accrued expenses	366.9	374.8
Fair value of derivative contracts	9.3	0.6
Deferred income taxes – current	13.3	41.7
Total Current Liabilities	508.4	559.7
Long-term debt	499.3	399.2
Deferred income taxes	731.4	579.0
Asset retirement obligations	145.3	128.3
Fair value of derivative contracts	22.1	0.2
Other long-term liabilities	39.8	38.4

Commitments and Contingencies – Note 8 to Annual Report on Form 10-K

H-712479.11

Schedule 5.07

SCHEDULE 5.10

LABOR DISPUTES
AND ACTS OF GOD

None.

H-712479.11

Schedule 5.10

SCHEDULE 5.11

ERISA MATTERS

The Borrower does not have any of its own sponsored ERISA Plans, but certain subsidiaries of Borrower have been designated as participating in the ERISA Plans described below and sponsored by Questar Corporation.

•

Qualified Plans

Questar Corporation Retirement Plan

Questar Corporation Employee Investment Plan

•

Welfare Plans

Questar Corporation Umbrella Health Plan

Questar Corporation Long-term Disability Plan

Questar Corporation Basic Life Plan

Questar Corporation Supplemental Life Plan

Questar Corporation Cafeteria Plan

Questar Corporation Employee Assistance Program

Questar Corporation Business Travel Accident Insurance Plan

Questar Corporation Catastrophe Accident Insurance Plan

Questar Corporation Legal Services Plan

H-712479.11

Schedule 5.11

SCHEDULE 5.12

ENVIRONMENTAL MATTERS

1.

Surface Owner Gary LaCrone filed a lawsuit on August 28, 2007 against Questar Exploration and Production Company and other operators asserting damages associated with saltwater disposal from wells located in Pontotoc County, Oklahoma. The lawsuit asserts that QEP breached the duty to exercise reasonable care in its oil and gas operations and activities on his land, including an allegation that defendants’ conduct “maximizes profits while ignoring the Plaintiff’s rights, the law and the environment.”  Specific causes of action include negligence, trespass, private nuisance, unjust enrichment, negligent and willful injury to property and a request for injunctive relief. LaCrone seeks unspecified damages in excess of $10,000, punitive damages, injunctive relief and costs of his action including attorney’s fees. Questar believes and has answered that its activities are conducted in accordance with all legal requirements.

2.

In 2004, the Environmental Protection Agency (EPA) issued two separate compliance orders alleging that Questar Gas Management did not comply with regulatory requirements adopted to implement the federal Clean Air Act. Both orders involved facilities in the Uinta Basin of eastern Utah that were purchased by Questar E&P in mid-2001. The EPA contends such facilities are located within “Indian Country” and are subject to Federal Clean Air Act requirements, rather than air quality rules adopted by the state of Utah.  Generally, EPA contends that Questar Gas Management failed to obtain necessary pre-construction or modification permits, and failed to comply with hazardous air pollutant regulations, in violation of federal requirements.  Questar Gas Management has generally contested EPA’s allegations, and believes that the permitting and regulatory requirements at issue can be legally avoided under Utah law.  EPA has broadened its allegations to include additional potential ongoing violations of the Clean Air Act for the referenced facilities. Other Gas Management facilities in the Uinta Basin have been added to the civil penalty discussions with the EPA, with similar allegations of Clean Air Act violations. These potential violations will likely result in civil penalties of an unknown and undetermined amount in excess of $100,000. The parties are engaged in settlement discussions and have signed a tolling agreement to extend the statute of limitations for filing any claims.

H-712479.11

Schedule 5.12

SCHEDULE 5.13

SUBSIDIARIES

(unless otherwise noted, each subsidiary is wholly owned by Borrower)

•

Questar Employee Services, Inc. – a Utah corporation organized as a payroll company only.

•

Questar Energy Trading Company (QET) - Utah corporation engaged in the marketing and storage of natural gas.

•

Clear Creek Storage Company, LLC (QET - 100% owner) - a Utah corporation, engaged in gas storage services.

•

Questar Power Generation Company (QET - 100% owner) - a Utah corporation engaged in electrical generation (no activity at this time).

•

URC Canyon Creek Compression Company (QET - 100%. URC Canyon Creek, a Utah corporation, is 15% partner in Canyon Creek Compression Co.) - provides compression services.

•

Questar Exploration and Production Company (QEP) - a Texas corporation engaged in the exploration and production of oil and gas.

•

Questar URC Company (QEP - 100% owner) - a Delaware corporation engaged in exploration and production.

•

Questar Gas Management Company (QGM) - a Utah corporation engaged in gathering and processing of natural gas

•

Rendezvous Pipeline Company LLC (QGM – 100% owner) – a Colorado corporation –provides transportation services

•

Rendezvous Gas Services, LLC (QGM - 50% owner) - a Wyoming corporation - provides gas gathering and transportation services.

•

Three Rivers Gathering LLC (QGM - 50% owner) - a Delaware corporation - provides gathering and transportation services

•

Uintah Basin Field Services LLC (QGM - 38% owner) - a Delaware corporation - provides gas gathering and transportation services

•

Wexpro Company - a Utah corporation engaged in developing and producing natural gas supplies for local distribution affiliate, Questar Gas Company.

H-712479.11

Schedule 5.13

SCHEDULE 5.17

ELM GROVE FIELD ACQUISITION AGREEMENTS

1.

Purchase and Sale Agreement dated January 25, 2008, by and between Will-Drill Resources, Inc., Universal Energy, LLC, Cod Exploration, LLC, Spanoil Incorporated, Maverick Capital, L.L.C., Diamond Resources, L.L.C., Railsback Ventures, L.L.C., Atkins Ltd. L.L.C., Bienville Interests, L.L.C., JALA Ventures, L.L.C., Petra Exploration, L.L.C., Cowgill & Associates, L.L.C., Milestone Energy, L.L.C., Maverick Oil & Gas, Inc., Thomas Family Minerals, L.L.C., MiCa Resources, L.L.C., Shelby Oil & Gas Co., Inc., Anderson Land & Minerals, L.L.C., Anderson Hodge, L.L.C., as Sellers and Questar Exploration and Production Company as Buyer.

2.

Stock Purchase Agreement dated January 31, 2008,  by and between Charles G. Rippy, James H. Rippy, James R. Rippy, Lewis B. Rippy as Sellers and Questar Exploration and Production Company as Buyer.

3.

Purchase and Sale Agreement dated January 31, 2008, between Genecov Sunset Oil & Gas, Ltd. and John D. Procter as Seller and Questar Exploration and Production Company as Buyer.

H-712479.11

Schedule 5.17

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES

QUESTAR MARKET RESOURCES, INC.:

180 East 100 South

Salt Lake City, Utah 84111

Attention: Martin H. Craven

Telephone: 801.324.5077

Facsimile: 801.324.5483

Electronic Mail: martin.craven@questar.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Borrowings):

Bank of America, N.A.

901 Main Street, 14th Floor

Mail Code: TX1-492-14-12

Dallas, Texas 75202

Attention: Melissa Lopez

Telephone: (214) 209-2031

Facsimile: (214) 290-2985

Electronic Mail: melissa.lopez@bankofamerica.com

Account No.: 1292000883

Ref: Questar Market Resources

ABA# 026009593

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

901 Main Street, 14th Floor

Mail Code: TX1-492-14-11

Dallas, Texas 75202

Attention: Renita Cummings

Telephone: (214) 209-4130

Facsimile: (214) 290-8371

Electronic Mail: renita.m.cummings@bankofamerica.com

H-712479.11

Schedule 10.02

EXHIBIT A

FORM OF LOAN NOTICE

Date: ___________, ______

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Credit Agreement, dated as of February 15, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Questar Market Resources, Inc., a Utah corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

   A Borrowing of Loans

   A conversion or continuation of Loans

1.

On

(a Business Day).

2.

In the amount of $

.

3.

Comprised of

.

[Type of Loan requested]

4.

For Eurodollar Rate Loans: with an Interest Period of -_____ [month(s) / week(s)].

The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

QUESTAR MARKET RESOURCES, INC.

By:

Name:

Title:

H-712421.4

A-1

Form of Loan Notice

EXHIBIT B

FORM OF NOTE

February 15, 2008

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Term Loan Credit Agreement, dated as of February 15, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, .its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

H-712421.4

B-1

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

QUESTAR MARKET RESOURCES, INC.

By:

Name:

Title:

H-712421.4

B-2

Form of Note

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ______

To:

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Credit Agreement, dated as of February 15, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Questar Market Resources, Inc., a Utah corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.  Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.02(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.

Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.02(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end adjustments and the absence of footnotes.

2.

The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.

A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

H-712421.4

C-1

Form of Compliance Certificate

4.

The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of the Borrower that are contained in any document furnished at any time Under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.06 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.02 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.

The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________,200__.

QUESTAR MARKET RESOURCES, INC.

By:

Name:

Title:

H-712421.4

C-2

Form of Compliance Certificate

For the Quarter/Year ended __________, 200__ (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.

Section 7.11 -A. -- Consolidated Funded Debt to Capitalization Ratio.

A.

Actual Consolidated Funded Debt at Statement Date:

1.

Indebtedness (including Obligations) for borrowed

money, regardless of maturity:

$

2.

Indebtedness constituting an obligation to pay the

deferred purchase price of property:

$

3.

Indebtedness evidenced by a bond, debenture, note or

similar instrument:

$

4.

Indebtedness which is due and payable at the time in

question, with respect to letters of credit or

reimbursement agreements therefor:

$

5.

Consolidated Funded Debt (Lines I.A.1 + 2 + 3 + 4):

$

B.

Shareholders’ Equity:

$

C.

Consolidated Funded Debt plus Shareholders’ Equity (Lines

I.A.5 + I.B):

$

D.

Consolidated Funded Debt to Capitalization Ratio (Line

I.A.5 + Line I.C):

 to 1.0

Maximum permitted:

0.6 to 1.0

H-712421.4

C-3

Form of Compliance Certificate

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.

Assignor:

2.

Assignee:

 [and is an Affiliate/Approved Fund of

[identify Lender]

3.

Borrower(s): Questar Market Resources, Inc.

4.

Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement:  Term Loan Credit Agreement, dated as of February 15, 2008, among Questar Market Resources, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

6.

Assigned Interest:

H-712421.4

D-1

Form of Assignment and Assumption

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans	CUSIP Number
	$	$	$
	$	$	$
	$	$	$

[7.

Trade Date:

]

Effective Date: ____________________ ,20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:

Title:

[Consented to:]

By:

Title:

H-712421.4

D-2

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[   ]

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.

Representations and Warranties.

1.1.

Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary; to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.

Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.02 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

H-712421.4

D-3

Form of Assignment and Assumption

2.

Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.

General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

H-712421.4

D-4

Form of Assignment and Assumption

EXHIBIT E

OPINION MATTERS

The matters contained in the following Sections of the Term Loan Credit Agreement should be covered by the legal opinion:

Section 5.02

Section 5.03

Section 5.04

Section 5.05

Section 5.09

Section 5.15(b)

H-712421.4

E-1

Opinion Matters

EXECUTION VERSION

EXHIBIT F

FORM OF SUBORDINATION AGREEMENT1

THIS AGREEMENT made as of the ______ day of _____________, ______ by Questar Corporation, a Utah corporation (the “Subordinated Creditor”), in favor of Bank of America, N.A., as Administrative Agent  and the Lenders (collectively, the “Senior Lenders”).

WHEREAS Questar Market Resources, Inc., a Utah corporation (the “Obligor”), is or may become indebted to the Senior Lenders under or in connection with the Term Loan Credit Agreement (defined below);

AND WHEREAS the Subordinated Creditor is or may become a lender to the Obligor;

AND WHEREAS the Subordinated Creditor has agreed to postpone and subordinate all Indebtedness of the Obligor owed to the Subordinated Creditor, and all interest, fees and other amounts owing in connection therewith (the “Obligor Debt”) on the terms and provisions herein set forth.

NOW THEREFORE, in consideration of the sum of $1.00 now paid by the Senior Lenders and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Subordinated Creditor), the Subordinated Creditor hereby agrees as follows:

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this Agreement, including the recitals, capitalized terms used herein, and not otherwise defined herein, shall have the meanings attributed to such terms in the Term Loan Credit Agreement dated as of February 15, 2008 among Questar Market Resources, Inc., as Borrower, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent (as such agreement may be amended, modified, supplemented, restated or refinanced from time to time, the “Credit Agreement”).  In addition, the following terms shall have the following meanings:

(a)

“Beneficiary” means, at each relevant time of determination, each of (i) the holders of Senior Indebtedness and (ii) the holders of Other Senior Debt; and in each case that any such holders or group thereof are represented by an agent, shall mean such agents for the benefit of such respective holders.

(b)

“Beneficiary Indebtedness” means, at each relevant time of determination, the aggregate outstanding amount of Senior Indebtedness and Other Senior Indebtedness of the Obligor owed to any Beneficiary.

(c)

“Obligor Debt” has the meaning set forth in the third WHEREAS clause of this Agreement.

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EXECUTION VERSION

(d)

“Other Senior Indebtedness” means, at each relevant time of determination, the Obligations as defined in the Existing Credit Agreement and the Obligations as defined in the Replacement Revolving Credit Facility, in each case for the benefit of whom Subordinated Creditor has agreed (either by signing a subordination agreement or accepting a note containing subordination language) to subordinate Obligor Debt.

(e)

“Senior Indebtedness” means the aggregate of all Obligations owing from time to time by the Obligor to the Senior Lenders under the Credit Agreement and the other Loan Documents, whether present or future, direct or indirect, contingent or otherwise (including any interest accruing thereon after the date of filing any petition by or against the Obligor in connection with any bankruptcy or other proceeding and any other interest that would have accrued thereon but for the commencement of such proceeding, whether or not such interest is allowed as a claim enforceable against the Obligor in a Proceeding as hereinafter defined).

(f)

“Subordinated Indebtedness” means the aggregate Obligor Debt owing from time to time by the Obligor to the Subordinated Creditor, whether present or future, direct or indirect, contingent or otherwise.

1.2

Headings

The division of this Agreement into articles, sections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3

Interpretation

In this Agreement:

(a)

the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer, unless otherwise specified, to this Subordination Agreement taken as a whole and not to any particular article, section, subsection or paragraph;

(b)

words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(c)

all references to “Articles” and “Sections” refer, unless otherwise specified, to articles, sections, subsections or paragraphs of this Agreement, as the case may be;

(d)

words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them; and

(e)

all references to the Senior Lenders include the Administrative Agent and the Lenders individually and any combination thereof.

1.4

Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.  The Subordinated Creditor irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States Federal courts sitting in Southern District of the

H-712479.11

EXECUTION VERSION

State of New York, without prejudice to the rights of the Senior Lenders to take proceedings in any other jurisdiction.

1.5

Severability

If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction, it shall not affect the validity, legality or enforceability of such provision in any other jurisdiction or the validity, legality or enforceability of any other provision of this Agreement.

1.6

Time of the Essence

Time shall be of the essence of this Agreement.

ARTICLE 2
POSTPONEMENT AND SUBORDINATION OF PAYMENT

2.1

General Postponement and Subordination

Except as specifically provided for in Article 3:

(a)

the Subordinated Indebtedness shall be and is hereby expressly postponed and made subordinate in right of payment to the prior payment in full in cash of the Senior Indebtedness and termination of the Commitments under the Credit Agreement; and

(b)

during the continuation of any Default, the Subordinated Creditor shall not accept, and the Obligor shall not make, any repayment, prepayment or other satisfaction of all or any portion of the Subordinated Indebtedness (whether in cash, property or securities) prior to the payment in full in cash of the Senior Indebtedness and termination of the Commitments under the Credit Agreement.

2.2

Priority of Senior Indebtedness on Dissolution or Insolvency

In the event of any dissolution, winding up, liquidation, readjustment, reorganization, bankruptcy, insolvency, receivership or other similar proceedings (a “Proceeding”) relating to the Obligor, or any of its property (whether voluntary or involuntary, partial or complete), or any other marshalling of the assets and liabilities of the Obligor, the Beneficiary Indebtedness shall first be paid in full in cash before the Subordinated Creditor shall be entitled to receive or retain any payment or distribution in respect of the Subordinated Indebtedness.  In such event, in order to implement the foregoing, but subject always to the provisions of Section 7.1(a):

(a)

the Subordinated Creditor shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of the Subordinated Indebtedness, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Beneficiaries, ratably according to the aggregate amounts remaining unpaid on account of the Beneficiary Indebtedness held by each of them;

(b)

the Subordinated Creditor hereby irrevocably agrees that the Beneficiaries may, at their sole discretion, in the name of the Subordinated Creditor or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and any such

H-712479.11

EXECUTION VERSION

receipts shall be distributed to the Beneficiaries according to the aggregate amounts remaining unpaid on account of the respective Beneficiary Indebtedness held by them, and file, prove and vote or consent in any Proceeding with respect to any and all claims of the Subordinated Creditor relating to the Subordinated Indebtedness;

(c)

In any bankruptcy or other Proceeding in respect of the Obligor, the Subordinated Creditor shall not, unless otherwise agreed by the Beneficiaries, (i) file any motion, application or other pleading seeking affirmative relief, including without limitation for the appointment of a trustee or examiner, for the conversion of the case to a liquidation proceeding, for the substantive consolidation of the Obligor’s bankruptcy case with the case of any other entity, for the creation of a separate official committee representing only the Subordinated Creditor or any other form of affirmative relief of any other kind or nature, or (ii) file any objection or other responsive pleading opposing any relief requested by any Beneficiary; and

(d)

The Subordinated Creditor shall execute and deliver to the Beneficiaries or their representative such further proofs of claim, assignments of claim and other instruments confirming the authorization referred to in the foregoing clause (b), and any powers of attorney confirming the rights of the Beneficiaries arising hereunder, and shall take such other actions as may be requested by the Beneficiaries or their representative in order to enable the Beneficiaries or their representative to enforce any and all claims in respect of the Subordinated Indebtedness.

2.3

Payments Held in Trust

If, notwithstanding the provisions of this Agreement, any payment or distribution of any character (whether in cash, securities, or other property) or any security shall be received by the Subordinated Creditor in contravention of the terms of this Agreement, such payment, distribution or security shall not be commingled with any asset of the Subordinated Creditor, shall be held in trust for the benefit of, and shall be paid over or delivered or transferred to, the Beneficiaries, or their representative, ratably according to the aggregate amounts remaining unpaid on account of the Beneficiary Indebtedness held by each of them, for application to the payment of all Beneficiary Indebtedness then remaining unpaid, until all such Beneficiary Indebtedness shall have been paid in full.

10.23

Payment in Full on Senior Indebtedness

For purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until the Senior Lenders shall have received full payment of the Senior Indebtedness in cash and all Commitments of the Senior Lenders under the Credit Agreement shall have irrevocably terminated.

2.4

Legend on Subordinated Debt Instruments

The Subordinated Creditor shall, substantially simultaneously with the execution and delivery hereof, cause a conspicuous legend to be placed on each of the instruments evidencing Subordinated Indebtedness to the following effect:

“This instrument and the indebtedness evidenced hereby is subordinated, in the manner set forth in an agreement dated ____________, ____ (as such agreement may from time to time be amended, restated, modified, or supplemented, the “Subordination Agreement”), by the maker and payee of this instrument in favor of Bank of America,

H-712479.11

EXECUTION VERSION

N.A. as Administrative Agent for the “Lenders” referred to therein, to all Senior Indebtedness as defined therein), and each holder of this instrument, by its acceptance hereof, shall be bound by the Subordination Agreement.”

and upon request by the Administrative Agent deliver a copy of each of the instruments evidencing Subordinated Debt, as so marked, to the Administrative Agent within 60 days following such request.

2.5

Application of Payments

All payments and distributions received by the Senior Lenders in respect of the Subordinated Indebtedness, to the extent received in or converted into cash, may be applied by the Senior Lenders first to the payment of any and all expenses (including reasonable legal fees and expenses) paid or incurred by the Administrative Agent in enforcing this Agreement, or in endeavoring to collect or realize upon any of the Subordinated Indebtedness or any collateral security therefor, and any balance thereof shall, solely as between the Subordinated Creditor and the Senior Lenders, be applied by the Senior Lenders in such order of application as the Senior Lenders may from time to time select, toward the payment of the Senior Indebtedness remaining unpaid.

ARTICLE 3
PERMITTED PAYMENTS

3.1

Permitted Payments

At any time other than during the continuation of a Default under the Credit Agreement, the Subordinated Creditor shall, subject to Section 2.2, be entitled to receive payments on account of any Subordinated Indebtedness in accordance with the terms of such Subordinated Indebtedness.

ARTICLE 4
SUBROGATION

4.1

Restriction on Subrogation

The Subordinated Creditor shall not exercise any rights which it may acquire by way of subrogation or contribution under this Agreement, as a result of any payment made hereunder or otherwise, until this Agreement has ceased to be effective in accordance with Section 7.1(a).

4.2

Transfer by Subrogation

If (a) the Administrative Agent on behalf of the Senior Lenders receives payment of any of the Subordinated Indebtedness, (b) the Senior Indebtedness has been paid in full in cash and (c) there are no further Commitments outstanding under the Credit Agreement, then the Senior Lenders will each, at the Subordinated Creditor’s request and expense, execute and deliver to the Subordinated Creditor appropriate documents, without recourse and without representation or warranty (except as to their right to transfer such Senior Indebtedness and related security free of encumbrances created by the Senior Lenders), necessary to evidence the transfer by subrogation to the Subordinated Creditor of an interest in its Senior Indebtedness and any security held therefor resulting from such payment of the Subordinated Indebtedness to the Administrative Agent.

H-712479.11

EXECUTION VERSION

ARTICLE 5
DEALINGS WITH BORROWER

5.1

Restriction on Dealings by Subordinated Creditor

Except with the prior written consent of the Administrative Agent, the Subordinated Creditor shall not:

(a)

assign all or any portion of the Subordinated Indebtedness in favor of any Person other than the Senior Lenders unless such Person has agreed in writing with the Administrative Agent to be bound by the provisions hereof in the place and stead of the Subordinated Creditor; or

(b)

commence, or join with any other Person in commencing, any Proceeding respecting the Obligor or any Subsidiary of the Obligor.

5.2

Permitted Dealings by Senior Lenders

Notwithstanding anything in this Agreement, the Subordinated Creditor acknowledges each of the Senior Lenders shall be entitled to:

(a)

lend monies or otherwise extend credit or accommodations to the Obligor as part of the Senior Indebtedness or otherwise;

(b)

agree to any change in, amendment to, waiver of, or departure from, any term of the Credit Agreement or any other Loan Document including, without limitation, any amendment, renewal or extension of such agreement or increase in the payment obligations of the Obligor under any such Loan Documents;

(c)

grant time, renewals, extensions, releases, discharges or other indulgences or forbearances to the Obligor in respect of the Senior Indebtedness;

(d)

waive timely and strict compliance with or refrain from exercising any rights under or relating to the Senior Indebtedness;

(e)

accept or make any compositions, arrangements, plans of reorganization or compromises with any Person as any of the Senior Lenders may deem appropriate in connection with the Senior Indebtedness;

(f)

change, whether by addition, substitution, removal, succession, assignment, grant of participation, transfer or otherwise, any of the Senior Lenders;

(g)

acquire, give up, vary, exchange, release, discharge or otherwise deal with or fail to deal with any security interests, guaranties or collateral relating to any Senior Indebtedness, this Agreement or any other Loan Document or allow the Obligor or any other Person to deal with the property which is subject to such security interests, guaranties or collateral, all as the Senior Lenders may deem appropriate; and/or

(h)

abstain from taking, protecting, securing, registering, filing, recording, renewing, perfecting, insuring or realizing upon any security interests, guaranties or collateral for any Senior Indebtedness; and no loss in respect of any of the security interests or

H-712479.11

EXECUTION VERSION

guaranties received or held for and on behalf of the Senior Lenders, whether occasioned by fault, omission of negligence of any kind, whether of the Senior Lenders or otherwise, shall in any way limit or impair the liability of the Subordinated Creditor or the rights of the Senior Lenders under this Agreement;

all of which may be done without notice to or consent of the Subordinated Creditor and without impairing, releasing or otherwise affecting any rights or obligations of the Subordinated Creditor hereunder or any rights of the Senior Lenders hereunder.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

6.1

Representations and Warranties

The Subordinated Creditor hereby represents and warrants to the Senior Lenders that:

(a)

the Subordinated Creditor is a corporation duly incorporated or amalgamated, as the case may be, and validly existing under the laws of its jurisdiction of incorporation or amalgamation, as the case may be;

(b)

the Subordinated Creditor has all necessary corporate power and authority to enter into this Agreement;

(c)

the Subordinated Creditor has taken all necessary corporate action to authorize the creation, execution, delivery and performance of this Agreement;

(d)

this Agreement constitutes a valid and legally binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles; and

(e)

neither the execution and delivery of this Agreement, nor compliance with the terms and conditions hereof (i) will result in a violation of the articles or by-laws of the Subordinated Creditor or any resolutions passed by the board of directors or shareholders of the Subordinated Creditor or any applicable law, order, judgment, injunction, award or decree; (ii) will result in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other material agreement or instrument to which the Subordinated Creditor is a party or by which its or its assets are bound; or (iii) requires any approval or consent of any governmental authority having jurisdiction except such as have already been obtained and are in full force and effect.

ARTICLE 7
CONTINUING SUBORDINATION

7.1

Continuing Subordination; Reinstatement

This Subordination Agreement shall create a continuing subordination and shall:

(a)

remain in full force and effect until the Senior Lenders have received payment in cash of the full amount of the Senior Indebtedness and no further Commitments are outstanding

H-712479.11

EXECUTION VERSION

under the Credit Agreement; provided however, that Section 5.1(b) shall remain in effect until 91 days after such time;

(b)

be binding upon the Subordinated Creditor and its successors and assigns; and

(c)

inure, together with the rights and remedies of the Senior Lenders, to the benefit of and be enforceable by the Senior Lenders and their successors and assigns for their benefit and for the benefit of any other Person entitled to the benefit of any Loan Documents from time to time, including any permitted assignee of some or all of the Loan Documents.

Subordinated Creditor agrees that following such termination this Subordination Agreement shall be automatically reinstated if for any reason any payment made on the Senior Indebtedness is rescinded or must be otherwise restored by any Senior Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

7.2

Other Obligations not Affected

The subordination provided for herein is in addition to and not in substitution for any other agreement or any other security by whomsoever given or at any time held by any of the Senior Lenders in respect of the Senior Indebtedness, and the Senior Lenders shall at all times have the right to proceed against or realize upon all or any portion of any other agreement or any security or any other monies or assets to which the Senior Lenders may become entitled or have a claim in such order and in such manner as the Senior Lenders in their sole discretion may deem appropriate.

7.3

Acknowledgment of Documentation

The Subordinated Creditor hereby acknowledges that it is familiar with and understands the terms of the Credit Agreement and all other Loan Documents.  The Subordinated Creditor shall ensure that the Obligor provides such copies as the Subordinated Creditor wishes to receive of all amendments, modifications or supplements to any of the aforementioned documents and of any other documents, instruments or agreements which are executed in the future pursuant to which Senior Indebtedness may arise.  None of the Senior Lenders shall in any manner have any obligation to ensure such receipt nor shall lack of receipt in any way affect the absolute and unconditional nature of the Subordinated Creditor’s obligations hereunder in respect of the Senior Indebtedness thereby created or arising.

ARTICLE 8
GENERAL PROVISIONS

8.1

Notices

All notices and other communications provided for hereunder shall be given in the form and manner prescribed by Section 10.02 of the Credit Agreement.  All such notices to the Subordinated Creditor may be given to the Borrowers on behalf of the Subordinated Creditor and shall be sufficiently delivered if so given.

8.2

Amendments and Waivers

(a)

No provision of this Agreement may be amended, waived, discharged or terminated orally nor may any breach of any of the provisions of this Agreement be waived or discharged orally, and any such amendment, waiver, discharge or termination may only

H-712479.11

EXECUTION VERSION

be made in writing signed by the Administrative Agent on behalf of the requisite Senior Lenders, or by the Senior Lenders, and if such amendment is intended to bind the Subordinated Creditor, by the Subordinated Creditor.

(b)

No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof unless specifically waived in writing, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)

Any waiver of any provision of this Agreement or consent to any departure by any party therefrom shall be effective only in the specific instance and for the specific purpose for which given and shall not in any way be or be construed as a waiver of any future requirement.

8.3

Assignment by Lenders

The Subordinated Creditor acknowledges and agrees that each of the Senior Lenders shall have the right to assign, sell, participate or otherwise transfer all or any portion of its rights and benefits under the Loan Documents (including this Agreement) without the consent of the Subordinated Creditor.  This Agreement shall extend to and inure to the benefit of each of the Senior Leaders and their respective successors and permitted assigns.

8.4

Assignment and Certain Other Actions by Subordinated Creditor

Until payment in full of the Senior Indebtedness, the Subordinated Creditor shall not, without the prior written consent of the Senior Lenders (which consent may be arbitrarily withheld), (a) accelerate the maturity of the Subordinated Indebtedness to a date that is earlier than six (6) months after the Maturity Date as defined in the Credit Agreement; (b) take any collateral security or guarantees for any Subordinated Indebtedness; or (c) sell, assign, transfer, endorse, pledge, encumber or otherwise dispose of any of the Subordinated Indebtedness, unless the Subordinated Creditor gives the Administrative Agent written notice thereof and such sale, transfer, endorsement, pledge, encumbrance or other disposition is to an Affiliate of the Obligor and is made expressly subject to this Subordination Agreement.

8.5

Further Assurances

The Subordinated Creditor shall, at the request of the Senior Lenders but at the expense of the Subordinated Creditor, do all such further acts and things and execute and deliver all such further documents as the Administrative Agent or the Senior Lenders may reasonably require in order to fully perform and carry out the terms of this Agreement.

8.6

Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.7

Waiver of Right to Trial by Jury

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION

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EXECUTION VERSION

ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF the Subordinated Creditor has caused this Agreement to be executed by its duly authorized representative(s) as of the date first above written.

QUESTAR CORPORATION

Per:

Name:

Title:

Per:

Name:

Title:

H-712479.11

EXECUTION VERSION

ACKNOWLEDGMENT

The undersigned hereby acknowledges the terms of the above Subordination Agreement and covenants not to participate in any violation thereof.

QUESTAR MARKET RESOURCES, INC.

By:

Name:

Title:

H-712479.11

EXECUTION VERSION

TERM LOAN CREDIT AGREEMENT

Dated as of February 15, 2008

among

QUESTAR MARKET RESOURCES, INC.,

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent

and

The Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,

as

Sole Lead Arranger and Sole Book Manager

H-712479.11

TABLE OF CONTENTS

Section

Page

Article I. DEFINITIONS AND ACCOUNTING TERMS

1

1.01

Defined Terms

1

1.02

Other Interpretive Provisions

14

1.03

Accounting Terms.

14

1.04

Rounding

15

1.05

References to Agreements and Laws

15

1.06

Times of Day

15

Article II. THE COMMITMENTS AND BORROWINGS

15

2.01

Loans

15

2.02

Borrowings, Conversions and Continuations of Loans.

15

2.03

Reserved.

17

2.04

Prepayments.

17

2.05

Termination or Reduction of Commitments

18

2.06

Repayment of Loans

19

2.07

Interest.

19

2.08

Fees

19

2.09

Computation of Interest and Fees

20

2.10

Evidence of Debt.

20

2.11

Payments Generally.

21

2.12

Sharing of Payments

22

Article III. TAXES, YIELD PROTECTION AND ILLEGALITY

22

3.01

Taxes.

22

3.02

Illegality

25

3.03

Inability to Determine Rates

26

3.04

Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

26

3.05

Compensation for Losses

27

3.06

Matters Applicable to all Requests for Compensation.

27

3.07

Survival

27

Article IV. CONDITIONS PRECEDENT TO EFFECTIVENESS AND BORROWINGS

27

4.01

Conditions to Effectiveness of this Agreement

27

4.02

Conditions to Initial Loans

29

4.03

Conditions to Each Loan

29

4.04

Additional Condition to Loans for the Elm Grove Field Acquisition

29

Article V. REPRESENTATIONS AND WARRANTIES

29

5.01

No Default

29

5.02

Organization and Good Standing

29

5.03

Authorization

30

5.04

No Conflicts or Consents

30

5.05

Enforceable Obligations

30

5.06

Audited Financial Statements.

30

5.07

Other Obligations and Restrictions

31

5.08

Full Disclosure

31

5.09

Litigation

31

5.10

Labor Disputes and Acts of God

31

5.11

ERISA Plans and Liabilities

31

5.12

Environmental and Other Laws

31

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5.13

Borrower’s Subsidiaries

32

5.14

Title to Properties; Licenses

32

5.15

Government Regulation.

32

5.16

Solvency

33

5.17

Representations by the Borrower relating to Elm Grove Field Acquisition

33

Article VI. AFFIRMATIVE COVENANTS OF BORROWER

34

6.01

Payment and Performance

34

6.02

Books, Financial Statements and Reports

34

6.03

Other Information and Inspections

36

6.04

Notice of Material Events and Change of Address

36

6.05

Maintenance of Properties

37

6.06

Maintenance of Existence and Qualifications

37

6.07

Payment of Trade Liabilities, Taxes, etc.

37

6.08

Insurance

37

6.09

Performance on Borrower’s Behalf

37

6.10

Interest

37

6.11

Compliance with Agreements and Law

37

6.12

Environmental Matters.

37

6.13

Evidence of Compliance

38

6.14

Use of Proceeds

38

6.15

Subordination of Intercompany Indebtedness

38

Article VII. NEGATIVE COVENANTS OF BORROWER

38

7.01

Indebtedness

38

7.02

Limitation on Liens

39

7.03

Limitation on Investments and New Businesses

39

7.04

Limitation on Mergers

40

7.05

Limitation on Issuance of Securities by Subsidiaries of Borrower

40

7.06

Transactions with Affiliates

40

7.07

Prohibited Contracts

40

7.08

ERISA

40

7.09

Limitation on Sales of Property

40

7.10

Swap Contracts

41

7.11

Consolidated Funded Debt to Capitalization Ratio

41

Article VIII. EVENTS OF DEFAULT AND REMEDIES

41

8.01

Events of Default

41

8.02

Remedies upon Event of Default

43

8.03

Application of Funds

44

Article IX. ADMINISTRATIVE AGENT

44

9.01

Appointment and Authority.

44

9.02

Rights as a Lender

44

9.03

Exculpatory Provisions

45

9.04

Reliance by Administrative Agent.

45

9.05

Delegation of Duties

46

9.06

Resignation of Administrative Agent

46

9.07

Non-Reliance on Administrative Agent and Other Lenders

46

9.08

Administrative Agent May File Proofs of Claim

47

9.09

Other Agents; Arrangers and Managers

47

Article X. MISCELLANEOUS

47

10.01

Amendments, Etc

47

10.02

Notices; Effectiveness; Electronic Communications.

48

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10.03

No Waiver; Cumulative Remedies; Enforcement

50

10.04

Expenses; Indemnity; Damage Waiver.

50

10.05

Intentionally Left Blank.

52

10.06

Payments Set Aside

52

10.07

Successors and Assigns.

52

10.08

Confidentiality

55

10.09

Set-off

56

10.10

Interest Rate Limitation

56

10.11

Counterparts

56

10.12

Integration

56

10.13

Survival of Representations and Warranties

57

10.14

Severability

57

10.15

Replacement of Lenders

57

10.16

Governing Law.

57

10.17

Waiver of Right to Trial by Jury

58

10.18

No Advisory or Fiduciary Responsibility

58

10.19

Electronic Execution of Assignments and Certain Other Documents

58

10.20

USA PATRIOT Act Notice

59

10.21

Time of the Essence

59

10.22

ENTIRE AGREEMENT

59

SCHEDULES

SCHEDULE  2.01

Commitments and Pro Rata Shares

SCHEDULE  5.07

Obligations and Restrictions

SCHEDULE  5.10

Labor Disputes and Acts of God

SCHEDULE  5.11

ERISA Matters

SCHEDULE  5.12

Environmental Matters

SCHEDULE  5.13

Subsidiaries

SCHEDULE  5.17

Elm Grove Field Acquisition Agreements

SCHEDULE  10.02

Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

EXHIBIT A:

Form of Loan Notice

EXHIBIT B:

Form of Note

EXHIBIT C:

Form of Compliance Certificate

EXHIBIT D:

Assignment and Assumption

EXHIBIT E:

Opinion Matters

EXHIBIT F:

Form of Subordination Agreement

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TERM LOAN CREDIT AGREEMENT

This TERM LOAN CREDIT AGREEMENT (this “Agreement”) is entered into as of February 15, 2008, among QUESTAR MARKET RESOURCES, INC., a Utah corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.

The Borrower has requested that the Lenders provide a term loan credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE XI.
DEFINITIONS AND ACCOUNTING TERMS

11.01

Defined Terms

.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Debt” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any assets acquired by such specified Person, and any refinancing of the foregoing indebtedness on similar terms, taking into account current market conditions.

“Acquisition” means the Elm Grove Field Acquisition and other acquisitions by the Borrower or one or more Subsidiaries of the Borrower of oil and gas properties located in the United States, either pursuant to an acquisition of assets or of Equity Interests in Persons owning such properties.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power

(a)

to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

H-712479.11

(b)

to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Aggregate Commitments” means the Commitments of all the Lenders in an amount not to exceed $700,000,000.

“Agreement” means this Agreement.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Applicable Rate

Pricing Level	Debt Rating	Applicable Margin for LIBOR Loans from the Closing Date to May 14, 2008	Applicable Margin for LIBOR Loans from and after May 15	Commitment Fee
1	≥A- / A3	0.40%	0.65%	0.08%
2	BBB+ / Baa1	0.45%	0.70%	0.10%
3	BBB / Baa2	0.55%	0.80%	0.11%
4	BBB- / Baa3	0.70%	0.95%	0.14%
5	≤BB+ / Ba1	1.00%	1.25%	0.16%

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the lower of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest), unless (i) there is a split in Debt Ratings of more than one level, in which case the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply, (ii) there is a multiple level split in Debt Ratings, in which case the Pricing Level that is one level lower than the higher of the two shall apply, or (iii) there is no Debt Rating, in which case Pricing Level 5 shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(b). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.04(h) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

“Asset Sale Threshold” means $200,000,000.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

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“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2006, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earlier of (a) the date the full amount of all the Commitments has been drawn, (b) the Maturity Date, and (b) the date of termination of the Commitment of each Lender to make Loans pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Change of Control” means:

(a)

Questar Corporation ceases to own 100% of the equity interests of the Borrower;  provided, however, that the Borrower may issue additional equity interests provided that (x) after such issuance Questar Corporation owns not less than 75% of the equity interests of the

H-712479.11

Borrower and (y) such issuance does not result in the Borrower losing investment grade rating status (for purposes of this clause, investment grade rating status means the Borrower has Debt Ratings of not lower than BBB- from S&P and Baa3 from Moody’s);

(b)

during any period of 12 consecutive months, a majority of the members of the board of directors of the Borrower cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors.

In the event that the Borrower issues debt instruments that are convertible into equity of the Borrower, compliance with the 75% requirement set forth in clause (a) above shall be calculated at the time such convertible instruments are issued by assuming that, for purposes of such calculation, all of such debt instruments have been converted into equity.

“Closing Date” means February 15, 2008, which is the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated Funded Debt” means the aggregate of the Indebtedness of the Borrower and its Subsidiaries described in clauses (a), (b), (d), (e), (f) and (g) of the definition of Indebtedness in Section 1.01, on a consolidated basis after elimination of intercompany items.

“Consolidated Funded Debt to Capitalization Ratio” means, at the time of determination, the ratio of (a) Consolidated Funded Debt to (b) the sum of Consolidated Funded Debt plus Shareholder’s Equity.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.  “

“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement,

H-712479.11

receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means when used with respect to Obligations, an interest rate equal to (i) the Base Rate plus (ii) 1% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including the Applicable Rate) otherwise applicable to such Loan plus 1% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Eligible Assignee” has the meaning specified in Section 10.07(g).

“Elm Grove Field Acquisition” means the acquisition by the Borrower or a Subsidiary of the Borrower of two natural gas development properties near the Borrower’s Elm Grove Field operations pursuant to the Elm Grove Field Acquisition Agreements.

“Elm Grove Field Acquisition Agreements” means those certain agreements described in Schedule 5.17.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests”, “equity interests” and “equity securities” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the

H-712479.11

warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.  The term Equity Interests shall also include other securities or instruments that have both debt and equity features.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Existing Credit Agreement” means that certain Credit Agreement dated as of March 19, 2004, by and among the Borrower, Bank of America, as administrative agent, and the lenders party thereto, as amended.

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“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated January 25, 2008, among the Borrower, the Administrative Agent and the Arranger.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” has the meaning set forth in Section 10.07(g).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or Such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

H-712479.11

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)

all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)

all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;.

(c)

net obligations of such Person under any Swap Contract;

(d)

all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)

indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)

capital leases and Synthetic Lease Obligations; and

(g)

all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning, of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date (a) one, two, three or six months thereafter, or (b) subject to availability with respect to all Lenders, one, two or three weeks thereafter, in any case as selected by the Borrower in its Loan Notice; provided that:

H-712479.11

(i)

any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)

any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)

no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, each Note, and the Fee Letter.

“Loan Notice” means a written notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and the Restricted Subsidiaries.

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“Material Adverse Effect” means any event which would reasonably be expected to have a material and adverse effect upon (a) the Borrower’s consolidated financial condition, (b) the Borrower’s consolidated operations, properties or prospects, considered as a whole, (c) the Borrower’s ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Document.

“Maturity Date” means August 15, 2008.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)

with respect to any incurrence or issuance of any Indebtedness, or the sale or issuance of any Equity Interests, all cash or cash equivalents received by the Borrower or any of its Subsidiaries after payment of all reasonable attorneys’, accountants’, consultants’ and financial advisors’ fees and usual and customary underwriting commissions, closing costs, and other reasonable expenses associated therewith; and

(b)

with respect to any Disposition, all cash or cash equivalents (including any cash received by way of deferred payment pursuant to a promissory note or otherwise, as and when received) received by the Borrower or any of its Subsidiaries in connection with and as consideration therefor, on or after the date of consummation of such transaction, after deduction of (i) income taxes payable in connection with or as a result of such transaction, and (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorneys’, accountants’, consultants’ and financial advisors’ fees, costs incurred in connection with environmental reviews and inspections, and closing costs incurred in connection with such transaction).

Notwithstanding the foregoing, “Net Cash Proceeds” shall exclude proceeds from the settlement of Swap Contracts at termination in the ordinary course of business.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether such Obligations are direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in

H-712479.11

connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means, on any date, the aggregate outstanding principal amount of the Loans after giving effect to any borrowings and prepayments or repayments thereof, as the case may be, occurring on such date.

“Participant” has the meaning specified in Section 10.07(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Liens” means:

(a)

operators’ liens under customary operating agreements, liens arising under gas transportation and purchase agreements on the gas being transported or processed which secure related gas transportation and processing fees only, statutory Liens for taxes, statutory mechanics’ and materialmen’s Liens, and other similar statutory Liens, provided such Liens secure only indebtedness, liabilities and obligations which are not delinquent or which are being contested as provided in Section 6.07 of this Agreement;

(b)

Liens on any oil and gas properties which neither have developed reserves (producing or non-producing) properly attributable thereto nor are otherwise held under lease by production of other reserves;

(c)

Liens on the Loan Parties’ office facilities;

(d)

Liens on property securing non-recourse debt permitted under Section 7.01(f) of this Agreement which is acquired with proceeds or developed with proceeds of the non-recourse debt; and

(e)

Liens to secure the Obligations;

provided that nothing in this definition shall in and of itself constitute or be deemed to constitute an agreement or acknowledgment by the Administrative Agent or any Lender that the Indebtedness subject to or secured by any such Permitted Lien ranks (apart from the effect of any Lien included in or inherent in any such Permitted Liens) in priority to the Obligations.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pro Rata Share” means, with respect to each Lender: (a) on any date of determination during the Availability Period, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Aggregate Commitments at such time; provided, that if the Commitments of the Lenders to make Loans have terminated whether pursuant to Section 8.02 or otherwise, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination; (b) on any date of determination occurring after the Availability Period, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the aggregate principal amount of such Lender’s Loans at such time and the denominator of which is the aggregate principal amount of all Loans at such time.  The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Register” has the meaning specified in Section10.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Replacement Revolving Credit Facility” means a revolving credit facility entered into after the date of this Agreement by and among the Borrower and one or more financial institutions, as lenders, that increases, amends, replaces and/or refinances the credit facility under the Existing Credit Agreement.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means (a) during the Availability Period, Lenders having more than fifty percent (50%) of the Aggregate Commitments; and (b) after the Availability Period, Lenders holding more than fifty percent (50%) of the Outstanding Amount.

“Responsible Officer” means the chairman of the board, chief executive officer, president or chief financial officer of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

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“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Closing Date Prepayment” has the meaning set forth in Section 2.04(b)(i)(B).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Shareholder’s Equity” means the remainder of (i) the Borrower’s assets on a consolidated basis minus (ii) the sum of (x) the Borrower’s liabilities on a consolidated basis (such assets and liabilities to be calculated excluding unrealized noncash gains or losses resulting from “mark-to-market” adjustments pursuant to FAS 133) plus (y) all treasury stock of the Borrower and its Subsidiaries.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the

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insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means any Person in which the Borrower does not presently own an interest (directly or indirectly) which hereafter becomes a Subsidiary of the Borrower and which, within 90 days thereafter, is designated as an Unrestricted Subsidiary by the Borrower to Administrative Agent, provided that the Borrower may not designate as an Unrestricted Subsidiary any Subsidiary in which it has made an Investment of more than $25,000,000 (directly or indirectly) by any means other than newly issued stock or treasury stock of the Borrower, which may be used to make an Investment in Unrestricted Subsidiaries without limit and provided further that in the event the book value of the assets of any Unrestricted Subsidiary at any time exceeds $25,000,000, such Subsidiary shall cease to be an Unrestricted Subsidiary and shall automatically become a Restricted Subsidiary. No Unrestricted Subsidiary may, directly or indirectly, make any Investment in any Loan Party. No Loan Party may guaranty or otherwise become liable in respect of any Indebtedness or other obligations of, grant any Lien on any of its property to secure any Indebtedness of or other obligation of, or provide any other form of credit support to, any Unrestricted Subsidiary.

11.02

Other Interpretive Provisions

.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)

The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)

9)

The words “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

10)

Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

11)

The term “including” is by way of example and not limitation.

12)

The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

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(d)

Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

11.03

Accounting Terms.

(a)

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)

If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

11.04

Rounding

.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

11.05

References to Agreements and Laws

.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

11.06

Times of Day

.  Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

ARTICLE XII.
THE COMMITMENTS AND BORROWINGS

12.01

Loans

.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) in Dollars to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such

H-712479.11

Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Outstanding Amount of all Loans shall not exceed the Aggregate Commitments, and (ii) the aggregate principal amount of the Loans of any Lender shall not exceed such Lender’s Commitment.  If all or a portion of the Outstanding Amount is paid or prepaid, then the amount so paid or prepaid may not be reborrowed.

12.02

Borrowings, Conversions and Continuations of Loans.

(a)

Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable written notice to the Administrative Agent. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all of the Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)

Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

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(c)

Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)

The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)

After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

12.03

Reserved.

12.04

Prepayments.

(a)

Optional Prepayments.  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)

Mandatory Prepayments from Net Cash Proceeds.  Until such time as the Outstanding Amount has been repaid in full, the Outstanding Amount shall be prepaid to the extent provided below:

(i)

Issuance of Indebtedness.

(A)

Upon the incurrence, issuance or assumption by the Borrower or any of the Borrower’s Subsidiaries of any Indebtedness, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Person.  In the event that such Net Cash Proceeds exceed the principal amount of Loans then Outstanding, the Commitments shall be reduced (ratably among the Lenders in accordance with their Pro Rata Shares) in the amount of such excess. Notwithstanding the foregoing, for purposes of this Section 2.04(b)(i)(A), the term “Indebtedness” shall not include (x) borrowings by the Borrower under the revolving credit facility established under the Existing Credit Agreement or under any Replacement Revolving Credit Facility; or (y) cash management advances made by Questar Corporation to the Borrower in the ordinary course of business.

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(B)

Concurrently with the effective date of any Replacement Revolving Credit Facility, the Borrower shall prepay Loans made by Bank of America in an amount equal to $200,000,000.  In the event that the Outstanding Amount of Loans made by Bank of America as of such date is less than $200,000,000, then the Commitment of Bank of America shall be reduced by an amount equal to the difference between $200,000,000 and such Outstanding Amount. The prepayment made pursuant to this subsection (B) is herein referred to as the “Revolving Closing Date Prepayment.”

(ii)

Issuance of Equity.  Upon the sale or issuance by the Borrower (or by Subsidiary of the Borrower that is wholly owned) of any Equity Interests, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof. In the event that such Net Cash Proceeds exceed the principal amount of Loans then Outstanding, the Commitments shall be reduced (ratably among the Lenders in accordance with their Pro Rata Shares) in the amount of such excess.

(iii)

Dispositions.  If the Borrower or any of its Subsidiaries Disposes of any property (in one or more transactions) which results in the receipt by such Persons of Net Cash Proceeds in an aggregate amount after the Closing Date in excess of the Asset Sale Threshold, then the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of Net Cash Proceeds in excess of the Asset Sale Threshold immediately upon receipt thereof by such Person.  In the event that such Net Cash Proceeds exceed the principal amount of Loans then Outstanding, the Commitments shall be reduced (ratably among the Lenders in accordance with their Pro Rata Shares) in the amount of such excess.

(c)

Other Mandatory Prepayments.  If for any reason the Outstanding Amount at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

(d)

General.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Except as otherwise provided in Section  2.04(b)(i)(B) with respect to the Revolving Closing Date Prepayment, each prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

12.05

Termination or Reduction of Commitments

.

(a)

Optional.  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount would exceed the Aggregate Commitments.  In addition, the Borrower may, upon notice to the Administrative Agent as set forth above, from time to time during the Availability Period terminate (in whole or in part) the unused portion of the Aggregate Commitments.

(b)

Mandatory.

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(i)

The Aggregate Commitments shall be automatically and permanently reduced to zero on the last day of the Availability Period.

(ii)

If Net Cash Proceeds received by the Borrower or its Subsidiaries from the incurrence, issuance or assumption of Indebtedness, the issuance or sale of Equity Interests or Dispositions exceeds the then-outstanding principal amount of Loans, then the Commitments of the Lenders shall be permanently reduced in the manner and in the amounts specified in Section 2.04(b).

(iii)

To the extent the amount of the Bank of America Prepayment does not equal or exceed $200,000,000 (the “Mandatory Prepayment Amount”) because, at the time such prepayment is required, the aggregate amount of all Loans made by Bank of America does not equal or exceed such amount, then the Commitment of Bank of America shall be automatically and permanently reduced in an amount equal to the difference between the Mandatory Prepayment Amount and the aggregate amount of all Loans made by Bank of America at such time (prior to giving effect to any prepayment required under Section 2.04(b)(i)(B) thereof).

(c)

Payment of Fees.  All fees accrued to the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

12.06

Repayment of Loans

.  The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

12.07

Interest.

(a)

Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate.

(b)

13)

If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

14)

If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

15)

Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

16)

Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

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(c)

Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

12.08

Fees

.

(a)

Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of the Outstanding Amount of Loans. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears (i) promptly after Borrower receives notice of the amount of such commitment fee for such quarter, but not earlier than the last Business Day of each March, June, and September, commencing with the first such date to occur after the Closing Date, and (ii) on the Maturity Date.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)

Other Fees.

(i)

The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)

The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

12.09

Computation of Interest and Fees

.

All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

12.10

Evidence of Debt.

  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise

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affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

12.11

Payments Generally.

(a)

All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)

If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)

(i)

Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Federal Funds Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)

Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the

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Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection 2.11(c) shall be conclusive, absent manifest error.

(d)

If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Loans set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)

The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(f)

Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or it will obtain the funds for any Loan in any particular place or manner.

12.12

Sharing of Payments

.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)

if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)

the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

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ARTICLE XIII.
TAXES, YIELD PROTECTION AND ILLEGALITY

13.01

Taxes.

(a)

Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)

Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require the Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)

If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)

Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)

Tax Indemnifications.

(i)

Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection.  A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(ii)

Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower or the Administrative Agent pursuant to subsection (e).  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)

Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)

Status of Lenders; Tax Documentation.

(i)

Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)

Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A)

any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)

each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments

H-712479.11

hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)

executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)

executed originals of Internal Revenue Service Form W-8ECI,

(III)

executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of  Internal Revenue Service Form W-8BEN, or

(V)

executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)

Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f)

Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the

H-712479.11

Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

13.02

Illegality

.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

13.03

Inability to Determine Rates

.  If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

13.04

Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a)

If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.043.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

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(b)

If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c)

The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

13.05

 Compensation for Losses

.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)

any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)

any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)

any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.15;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

13.06

Matters Applicable to all Requests for Compensation.

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(a)

A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b)

Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, or if the Borrower is required to pay any amount to any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.15.

13.07

Survival

.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE XIV.
CONDITIONS PRECEDENT TO EFFECTIVENESS AND BORROWINGS

14.01

Conditions to Effectiveness of this Agreement

.  The effectiveness of this Agreement and the obligation of each Lender to make Loans hereunder are subject to satisfaction of the following conditions precedent:

(a)

The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)

executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)

a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)

such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)

such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary;

(v)

a favorable opinion of  Thomas Jepperson, General Counsel for the Loan Parties, addressed to the Administrative Agent and each Lender, and a favorable opinion of  Terrie McIntosh, Senior Corporate Counsel for the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit E and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request; and

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(vi)

a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(b)

a certificate signed by a Responsible Officer of the Borrower certifying the current Debt Ratings, which shall be not lower than BBB- from S&P and Baa3 from Moody’s.

(c)

The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all expenses (including, without limitation, Attorney Costs) required to be reimbursed or paid by the Borrower hereunder.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

14.02

Conditions to Initial Loans

.  The obligations of each Lender to fund its initial Loan hereunder is subject to satisfaction of the following condition precedent: There shall not have occurred since the date of the Audited Financial Statements any event or condition that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect or a material adverse effect upon the Borrower’s ability to perform its obligations under any Loan Document to which it is a party, and the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying thereto.

14.03

Conditions to Each Loan

.  The obligation of each Lender to make any Loan hereunder  (including its initial Loan) is subject to the satisfaction of the following conditions precedent:

(a)

Both before and after giving effect to the funding of the Loans and the proposed Acquisition the purchase price of which will be funded in whole or in part thereby, (i) the representations and warranties set forth in this Agreement (excluding the representation and warranty set forth in Section 5.06(c) (provided however that this exclusion shall not apply to the initial Borrowing and shall not apply to a Loan to fund in whole or in part the purchase price of the Elm Grove Field Acquisition)) are true and correct (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct as of such earlier date), and (ii) no Default then exists or would result therefrom.

(b)

The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying as to the accuracy of the matters set forth in clause (a) of this Section 4.03.

14.04

Additional Condition to Loans for the Elm Grove Field Acquisition

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.  The obligation of each Lender to make Loans hereunder to finance in whole or in part the purchase price for the Elm Grove Field Acquisition is subject to the satisfaction of the following additional conditions precedent:

(a)

There shall not have occurred since the date of the Audited Financial Statements any event or condition that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect or any material adverse effect upon the Borrower’s ability to perform its obligations under any Loan Document to which it is a party, and the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying thereto; and

(b)

The Administrative Agent shall have received copies of such documentation relating to the Elm Grove Field Acquisition as the Administrative Agent may reasonably request, together with a certificate of a Responsible Officer certifying that true and correct copies thereof have been delivered to the Administrative Agent or are attached thereto.

ARTICLE XV.
REPRESENTATIONS AND WARRANTIES

To confirm each Lender’s understanding concerning Loan Parties and Loan Parties’ businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, the Borrower represents and warrants to each Lender that:

15.01

No Default

.  No event has occurred and is continuing which constitutes a Default.

15.02

Organization and Good Standing

.  Each Loan Party is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Loan Party is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Loan Party has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

15.03

Authorization

.  The Borrower has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. The Borrower is duly authorized to borrow funds hereunder.

15.04

No Conflicts or Consents

.  The execution and delivery by the various Loan Parties of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the Organization Documents of any Loan Party, or (iii) any agreement,

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judgment, license, order or permit applicable to or binding upon any Loan Party, or (b) result in the acceleration of any Indebtedness owed by any Loan Party, or (c) result in or require the creation of any Lien upon any assets or properties of any Loan Party, except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by any Loan Party of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

15.05

Enforceable Obligations

.  This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Loan Party which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.

15.06

Audited Financial Statements.

(a)

The Borrower has heretofore delivered to each Lender true, correct and complete copies of the Audited Financial Statements. The Audited Financial Statements (i) fairly present the Borrower’s consolidated financial position at the respective dates thereof and the consolidated results of the Borrower’s operations and the Borrower’s consolidated cash flows for the respective periods thereof, and (ii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness. All Audited Financial Statements were prepared in accordance with GAAP.

(b)

The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated September 30, 2007, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the Borrower’s consolidated financial condition as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end adjustments.

(c)

Since the date of the annual Audited Financial Statements no event which would cause a Material Adverse Effect has occurred.

15.07

Other Obligations and Restrictions

.  No Loan Party has any outstanding indebtedness, liabilities or obligations of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to the Borrower or material with respect to the Borrower’s consolidated financial condition and not shown in the Audited Financial Statements or disclosed on Schedule 5.07. Except as shown in the Audited Financial Statements or disclosed on Schedule 5.07, no Loan Party is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Effect.

15.08

Full Disclosure

.  No certificate, statement or other information delivered herewith or heretofore by any Loan Party to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any

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material fact known to any Loan Party (other than industry-wide risks normally associated with the types of businesses conducted by Loan Parties) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to the Borrower (other than industry-wide risks normally associated with the types of businesses conducted by Loan Parties) that has not been disclosed by the Borrower to each Lender in writing which would reasonably be expected to have a Material Adverse Effect.

15.09

Litigation

.  Except as disclosed in the Annual Report on Form 10-K or the Quarterly Report on Form 10-Q of Borrower filed with the SEC, there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Loan Party threatened, against any Loan Party before any Governmental Authority which would reasonably be expected to have a Material Adverse Effect, and there are no outstanding judgments, injunctions, writs, rulings or orders by any such Governmental Authority against any Loan Party which would reasonably be expected to have a Material Adverse Effect.

15.10

Labor Disputes and Acts of God

.  Except as disclosed on Schedule 5.10, neither the business nor the properties of any Loan Party has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which would reasonably be expected to have a Material Adverse Effect.

15.11

ERISA Plans and Liabilities

.  All currently existing Pension Plans are listed on Schedule 5.11. Except as disclosed in the Audited Financial Statements or on Schedule 5.11, no ERISA Event has occurred with respect to any Pension Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any Multiemployer Plan. Except as set forth on Schedule 5.11, no “accumulated funding deficiency” (as defined in Section 412(a) of the Internal Revenue Code) exists with respect to any Pension Plan, whether or not waived by the Secretary of the Treasury or his delegate, and the current value of the accumulated benefit obligation of each Pension Plan does not exceed the current value of the assets of such Pension Plan available for the payment of such benefits by more than $30,000,000.

15.12

Environmental and Other Laws

.  Except as disclosed in the Annual Report on Form 10-K or the Quarterly Report on Form 10-Q of Borrower filed with the SEC, or on Schedule 5.12: (a) Loan Parties are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in material compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Loan Party is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Loan Party (and to the best knowledge of the Borrower, no other Person) has filed any notice under any Law indicating that any Loan Party is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Loan Party; (d) no Loan Party has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of

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1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Loan Party for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Loan Party otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

15.13

Borrower’s Subsidiaries

.  The Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed on Schedule 5.13 and except in cases where the Borrower owns less than 5% of the outstanding capital stock of any such corporation. Neither the Borrower nor any Loan Party is a member of any general or limited partnership, limited liability company, joint venture formed under the laws of the United States or any State thereof or association of any type whatsoever except those listed on Schedule 5.13 and associations, joint ventures or other relationships which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties, pipelines or gathering systems and interests owned directly by the parties in such associations, joint ventures or relationships. The Borrower owns, directly or indirectly, the equity interests in each of its Subsidiaries which is indicated on Schedule 5.13.

15.14

Title to Properties; Licenses

.  Each Loan Party has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Loan Party’s business. Each Loan Party possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are reasonably necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Loan Party is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

15.15

Government Regulation.

(a)

The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its subsidiaries on a consolidated basis) subject to the provision of Section 7.01 or Section 7.09 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(g) will be margin stock.

(b)

Neither the Borrower nor any other Loan Party owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness.

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15.16

Solvency

.  Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by the Borrower and the consummation of the transactions contemplated hereby, the Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

15.17

Representations by the Borrower relating to Elm Grove Field Acquisition

.  As of the making of Loans to finance all or any part of the purchase price for the Elm Grove Field Acquisition:

(a)

The Elm Grove Field Acquisition will be consummated substantially concurrently with the making of the Loans for a cash purchase price not to exceed $658,000,000.

(b)

The Borrower has the requisite corporate power and authority to enter into and deliver the Elm Grove Field Acquisition Agreements and to carry out its obligations contemplated thereby.  The execution and delivery of the Elm Grove Field Acquisition Agreements by the Borrower, the performance by the Borrower of its obligations thereunder and the consummation by Borrower of the transactions contemplated thereby have been duly authorized by the Board of Directors of the Borrower.  No other corporate proceedings on the part of the Borrower are necessary to authorize the execution and delivery of the Elm Grove Field Acquisition Agreements, the performance of its obligations thereunder and the consummation by the Borrower of the transactions contemplated thereby.  Each Elm Grove Field Acquisition Agreement has been duly executed and delivered by the Borrower and constitutes a valid and binding obligation of the Borrower, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization principles or other laws affecting the enforcement of creditor’s rights generally or by general equitable principles.

(c)

Neither the execution and delivery of any Elm Grove Field Acquisition Agreement by the Borrower nor the consummation by the Borrower of the transactions contemplated thereby nor compliance by the Borrower with any of the provisions therein will (i) result in a violation or breach of or conflict with its certificate or articles of incorporation or bylaws, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets owned or operated by the Borrower or any Subsidiaries under, or result in being declared void, voidable, or without further binding effect, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Borrower or any of the Subsidiaries is a party or by which the Borrower or any of the Subsidiaries or any of their respective properties or assets is bound, or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in clause 5.17(d) below, violate any judgment, ruling, order, writ, injunction, decree, statute, law (including common law), rule or regulation applicable to the Borrower or any of the Subsidiaries or any of their respective properties or assets.

(d)

No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary to be obtained or made by the Borrower or any of its Subsidiaries in connection with the Borrower’s execution, delivery and performance of any Elm Grove Field Acquisition Agreement or the consummation by the Borrower of the transactions contemplated thereby, except for (i) consents, approvals and governmental filings that have been made or obtained prior

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to such date, and (ii) such governmental consents, qualifications or filings as are customarily obtained or made following the transfer of interests in oil and gas properties.

(e)

There is no preliminary injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, in effect that would make the Elm Grove Field Acquisition in contravention of any applicable Law or otherwise prevent the consummation thereof.

ARTICLE XVI.
AFFIRMATIVE COVENANTS OF BORROWER

To conform with the terms and conditions under which each Lender is willing to have credit outstanding to the Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, the Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

16.01

Payment and Performance

.  The Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. The Borrower will cause each other Loan Party to observe, perform and comply with every such term, covenant and condition in any Loan Document.

16.02

Books, Financial Statements and Reports

.  Each Loan Party will at all times maintain full and accurate books of account and records. The Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its fiscal year, and will furnish the following statements and reports to Administrative Agent and each Lender at the Borrower’s expense:

(a)

Within five (5) days after the date required to be delivered to the SEC, but no later than ninety-five (95) days after the end of each fiscal year, complete consolidated financial statements of the Borrower together with all notes thereto, which shall be prepared in reasonable detail in accordance with GAAP and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, together with an unqualified opinion based on an audit using generally accepted auditing standards, by Ernst & Young LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, stating that such consolidated financial statements have been so prepared. These financial statements shall contain a consolidated balance sheet as of the end of such fiscal year and consolidated statements of earnings, of cash flows, and of changes in shareholders’ equity for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year. On the date of delivery of such financial statements to Administrative Agent and each Lender, the Borrower will furnish to Administrative Agent and each Lender a Compliance Certificate signed by a Responsible Officer of the Borrower, stating that such financial statements fairly present the financial condition of the Borrower, stating that such Person has reviewed the Loan Documents, containing all calculations required to be made to show compliance or non-compliance with the provisions of Section 7.11, and further stating that there is no condition or event at the end of such fiscal year or at the time of such certificate which constitutes a Default or specifying the nature and period of existence of any such condition or event.

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(b)

Within five (5) days after the date required to be delivered to the SEC, but no later than fifty (50) days after the end of each fiscal quarter, the Borrower’s consolidated balance sheet and income statement as of the end of such fiscal quarter and a consolidated statement of cash flows for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition, the Borrower will, together with each such set of financial statements, furnish a Compliance Certificate signed by a Responsible Officer of the Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that such Person has reviewed the Loan Documents, containing all calculations required to be made by the Borrower to show compliance or noncompliance with the provisions of Section 7.11 and further stating that there is no condition or event at the end of such fiscal quarter or at the time of such certificate which constitutes a Default or specifying the nature and period of existence of any such condition or event.

(c)

Promptly upon their becoming available, the Borrower shall provide copies of all registration statements, periodic reports and other statements and schedules filed by any Loan Party with any securities exchange, the SEC or any similar Governmental Authority.

Documents required to be delivered pursuant to Section 6.026.02(a), 6.02(b) or 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Sections 6.026.02(a) and 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be

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treated as set forth in Section10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

16.03

Other Information and Inspections

.  The Borrower will furnish to each Lender any information which Administrative Agent or any Lender may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Loan Parties’ businesses and operations. The Borrower will permit, and will cause the other Loan Parties to permit, representatives appointed by Administrative Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of the Loan Parties properties, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain. The Borrower will permit, and will cause the other Loan Parties to permit, Administrative Agent or any Lender or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

16.04

Notice of Material Events and Change of Address

.  The Borrower will promptly notify each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

(a)

the occurrence of any event which would have a Material Adverse Effect,

(b)

the occurrence of any Default,

(c)

the acceleration of the maturity of any Indebtedness owed by any Loan Party having a principal balance of more than $35,000,000, or of any default by any Loan Party under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such default would have a Material Adverse Effect,

(d)

the occurrence of any ERISA Event,

(e)

any single claim of $35,000,000 or more, any notice of potential liability under any Environmental Laws which would reasonably be expected to exceed such amount, or any other material adverse claim asserted against any Loan Party or with respect to any Loan Party’s properties,

(f)

the filing of any suit or proceeding against any Loan Party in which an adverse decision would have a Material Adverse Effect,

(g)

any material change in the accounting or financial reporting practices of the Borrower or its Subsidiaries, and

(h)

any announcement by Moody’s or S&P of any change or possible change in Debt Rating.

Upon the occurrence of any of the foregoing, the Loan Parties will take all necessary or appropriate steps to remedy promptly any such Material Adverse Effect, Default, acceleration, default or ERISA Event, to

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protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. The Borrower will also notify Administrative Agent and Administrative Agent’s counsel in writing promptly in the event that any Loan Party changes its name or the location of its chief executive office.

16.05

Maintenance of Properties

.  Each Loan Party will maintain, preserve, protect, and keep all property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws in all material respects, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times in accordance with industry standards.

16.06

Maintenance of Existence and Qualifications

.  Each Loan Party will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not have a Material Adverse Effect.

16.07

Payment of Trade Liabilities, Taxes, etc.

  Each Loan Party will timely file all required tax returns; timely pay all taxes, assessments, trade liabilities, royalties, and other governmental charges or levies imposed upon it or upon its income, profits or property; and maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Loan Party may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

16.08

Insurance

.  In accordance with industry standards, each Loan Party will keep or cause to be kept insured or self-insured, at the option of each Loan Party, its surface equipment and other property of a character usually insured by similar Persons engaged in the same or similar businesses. The insurance coverages and amounts will be reasonably determined by each Loan Party, based on coverages carried by prudent owners of similar equipment and property.

16.09

Performance on Borrower’s Behalf

.  If any Loan Party fails to pay any taxes, insurance premiums, expenses, attorneys’ fees or other amounts it is required to pay under any Loan Document during any period in which a Default exists, Administrative Agent may pay the same. The Borrower shall immediately reimburse Administrative Agent for any such payments and each amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Administrative Agent.

16.10

Interest

.  The Borrower hereby promises to Administrative Agent and each Lender to pay interest at the Default Rate applicable to Base Rate Loans on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which the Borrower has in this Agreement promised to pay to

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Administrative Agent and Lenders and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

16.11

Compliance with Agreements and Law

.  Each Loan Party will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Loan Party will conduct its business and affairs in compliance with all Laws applicable thereto.

16.12

Environmental Matters.

(a)

Except as otherwise set forth in Schedule 5.12, each Loan Party will comply in all material respects with all Environmental Laws now or hereafter applicable to such Loan Party, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

(b)

The Borrower will promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by the Borrower, or of which it has notice, pending or threatened against the Borrower, by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business, if the violation, order, claim, citation, complaint, penalty assessment, suit or other proceeding could reasonably be expected to result in liability to the Borrower in excess of $35,000,000.

(c)

The Borrower will promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by the Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location which could reasonably be expected to result in a liability to the Borrower in excess of $35,000,000.

16.13

Evidence of Compliance

.  Each Loan Party will furnish to each Lender at such Loan Party’s or the Borrower’s expense all evidence which Administrative Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Loan Party in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

16.14

Use of Proceeds

.  The Borrower will use the proceeds of the Loans to finance the Acquisitions and to pay transaction costs and expenses associated therewith.

16.15

Subordination of Intercompany Indebtedness

.  From and after the date of the initial Borrowing under this Agreement, all indebtedness, liabilities and obligations of the Borrower to Questar Corporation or to any Restricted Subsidiary shall be

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subordinated to the Obligations pursuant to the terms of a Subordination Agreement substantially in the form of Exhibit F (with such changes as the Administrative Agent shall approve), executed by Questar Corporation (or the applicable Restricted Subsidiary) and the Borrower and delivered to the Administrative Agent.

ARTICLE XVII.
NEGATIVE COVENANTS OF BORROWER

To conform with the terms and conditions under which each Lender is willing to have credit outstanding to the Borrower, and to induce each Lender to enter into this Agreement and make the Loans, the Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

17.01

Indebtedness

.  No Restricted Subsidiary will in any manner owe or be liable for Indebtedness except:

(a)

the Obligations;

(b)

capital lease obligations (excluding oil, gas or mineral leases) entered into in the ordinary course of such Restricted Subsidiary’s business in arm’s length transactions at competitive market rates under competitive terms and conditions in all respects, provided that the obligations required to be paid in any fiscal year under any such capital leases do not in the aggregate exceed $2,000,000 for all Restricted Subsidiaries;

(c)

unsecured Indebtedness owed by the Restricted Subsidiaries (i) to the Borrower or (ii) to Questar Corporation or (iii) to another Restricted Subsidiary, provided that from and after the date of the initial Borrowing under this Agreement (x) the aggregate principal amount of Indebtedness of the Restricted Subsidiaries to Questar Corporation shall not exceed $250,000,000 and (y) all Indebtedness of the Restricted Subsidiaries to Questar Corporation shall be subject to a Subordination Agreement executed by Questar Corporation, the applicable Restricted Subsidiary and the Borrower and delivered to Administrative Agent substantially in the form of Exhibit F (with such changes as the Administrative Agent shall approve);

(d)

[intentionally omitted];

(e)

Indebtedness of the Restricted Subsidiaries for plugging and abandonment bonds issued by third parties or for letters of credit issued in place thereof which are required by regulatory authorities in the area of operations, and Indebtedness of the Restricted Subsidiaries for other bonds or letters of credit which are required by such regulatory authorities with respect to other normal oil and gas operations;

(f)

non-recourse Indebtedness as to which no Loan Party (i) provides any guaranty or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (as a guarantor or otherwise); provided, that after giving effect to such Indebtedness outstanding from time to time, the Borrower is not in violation of Section 7.11;

(g)

Indebtedness that is subordinated to the Obligations on terms acceptable to Required Lenders;

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(h)

Acquired Debt which meets the following requirements: (i) the documentation evidencing such Indebtedness shall contain no terms, conditions or defaults (other than pricing) which are more favorable to the third party creditor than those contained in this Agreement are to Lenders and (ii) at the time such Indebtedness is incurred, no Default shall have occurred and be continuing hereunder;

(i)

Indebtedness under Swap Contracts permitted under Section 7.10; and

(j)

unsecured Indebtedness of the Restricted Subsidiaries not described in subsections 7.01(a) through 7.01(i) above which meets the following requirements: (i) the documentation evidencing such Indebtedness shall contain no terms, conditions or defaults (other than pricing) which are more favorable to the third party creditor than those contained in this Agreement are to Lenders and (ii) at the time such Indebtedness is incurred, no Default shall have occurred and be continuing hereunder; provided that the Indebtedness of the Restricted Subsidiaries permitted under this subsection 7.01(j) shall not exceed $30,000,000 in the aggregate.

17.02

Limitation on Liens

.  Except for Permitted Liens, no Loan Party will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires. No Loan Party will allow the filing or continued existence of any financing statement describing as collateral any assets or property of such Loan Party, other than financing statements which describe only collateral subject to a Lien permitted under this Section and which name as secured party or lessor only the holder of such Lien.

17.03

Limitation on Investments and New Businesses

.  No Loan Party will:

(a)

engage directly or indirectly in any business or conduct any operations, except (i) in connection with or incidental to its present businesses and operations or complementary to such businesses or operations or (ii) in connection with businesses or operations that are not material to the Borrower and its Subsidiaries on a consolidated basis; or

(b)

make any acquisitions of or capital contributions to any Person or any other Investment, except (i) Acquisitions, the purchase price for which is funded by Loans made under this Agreement, (ii) Investments in the ordinary course of business, (iii) purchases of equity interests in Persons involved in the oil and gas industry if the aggregate amount of the purchase price for all such purchases (including the purchase in question) made by the Loan Parties after the date hereof does not exceed $50,000,000, and (iv) mergers permitted under Section 7.04.

17.04

Limitation on Mergers

.  The Borrower will not (i) merge or consolidate with or into any other Person unless the Borrower is the surviving business entity and no Default exists prior to such merger or consolidation or will exist immediately thereafter or (ii) Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

17.05

Limitation on Issuance of Securities by Subsidiaries of Borrower

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.  No Restricted Subsidiary will issue any additional shares of its capital stock, additional partnership interests or other equity securities or any options, warrants or other rights to acquire such additional shares, partnership interests or other securities except to another Loan Party.

17.06

Transactions with Affiliates

.  No Loan Party will engage in any material transaction with any of its Affiliates on terms which are less favorable in any material respect to it than those which would have been obtainable at the time in arms-length dealing with Persons other than such Affiliates.

17.07

Prohibited Contracts

.  No Loan Party will enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (i) of any Subsidiary to make Restricted Payments to any other Loan Party or to otherwise transfer property to any other Loan Party, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person.

17.08

ERISA

.  No ERISA Affiliate will incur any obligation to contribute to any “multiemployer plan” as defined in Section 4001 of ERISA.

17.09

Limitation on Sales of Property

.  No Loan Party will Dispose of any of its material assets or properties or any material interest therein, except:

(a)

equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

(b)

inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

(c)

capital stock of any of the Borrower’s Subsidiaries which is transferred to the Borrower or a wholly owned Subsidiary of the Borrower;

(d)

interests in oil and gas properties, or portions thereof, to which no proved reserves of oil, gas or other liquid or gaseous hydrocarbons are properly attributed; and

(e)

notwithstanding the above, other property which is sold for fair consideration in an aggregate amount not to exceed fifteen percent (15%) of the consolidated net book value of the Borrower’s property, plant and equipment during any fiscal year of Borrower.

17.10

Swap Contracts

.  No Loan Party will be a party to or in any manner be liable on any Swap Contract, unless such contracts are entered into as a hedge of equity oil and gas production (whether production is produced by any Loan Party or purchased from third parties), to secure a known margin for the purchase and resale of third party natural gas, crude oil or electricity, or as a hedge of floating rate Indebtedness or foreign

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currency needs (and not as a speculative investment), such contracts are entered into in the ordinary course of the Loan Parties’ businesses, and

(i)

if such contracts are entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Loan Parties:

(A)

such contracts for any single month (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative Agent) do not, in the aggregate, cover amounts greater than the Applicable Percentage for such month; and

(B)

such contracts do not require any Loan Party to provide any Lien on any property to secure the Loan Parties’ obligations thereunder, other than Liens on cash or cash equivalents and letters of credit; provided that the aggregate amount of cash and cash equivalents subject to Liens securing such contracts and the undrawn amount of all letters of credit securing such contracts shall not exceed $400,000,000 at any time.

As used in this subsection, (i) the term “Applicable Percentage” means, with respect to any month, the percentage (not to exceed 100%) of the Loan Parties’ aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of the Loan Parties’ businesses during such month which the management of the Borrower deems prudent based upon the Loan Parties’ business strategies, and (ii) the term “Projected Oil and Gas Production” means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Loan Party which have attributable to them proved oil or gas reserves.

(ii)

if such contracts are entered into with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of such Loan Party that is accruing interest at a variable rate, the aggregate notional amount of such contracts never exceeds the anticipated outstanding principal balance of the Indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, and the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Indebtedness to be hedged by such contract.

17.11

Consolidated Funded Debt to Capitalization Ratio

.  As of the end of each fiscal quarter of Borrower, the Consolidated Funded Debt to Capitalization Ratio will not exceed 0.6 to 1.0.

ARTICLE XVIII.
EVENTS OF DEFAULT AND REMEDIES

18.01

Events of Default

.  Each of the following events constitutes an Event of Default under this Agreement:

(a)

The Borrower or any other Loan Party fails to pay (i) any amount of principal of any Loan when and as required to be paid herein, or (ii) any other amount due and payable hereunder or under any other Loan Document on the earlier of (x) the fifth day after the date such amount becomes due or (y) the first Business Day after Administrative Agent notifies the Borrower that such amount is due;

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(b)

Any “default” or “event of default” occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

(c)

The Borrower fails to duly observe, perform or comply with any term, covenant or agreement contained in Article VII or in Section 6.03 or Section 6.04 (with the exception of the failure to provide notice in the event that any Loan Party changes its name or location of its headquarters);

(d)

The Borrower fails (other than as referred to in subsections (a), (b) or (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days;

(e)

Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Loan Party in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or this Agreement or any Note is asserted to be or at any time ceases to be valid, binding and enforceable in any material respect as warranted in Section 5.05 for any reason other than its release or subordination by Administrative Agent;

(f)

Any Loan Party fails to duly observe, perform or comply with any Contractual Obligation with any Person, if such failure could reasonably be expected to have a Material Adverse Effect upon the Borrower;

(g)

(i) Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the $10,000,000; or (iii) without limiting the foregoing, an “Event of Default” shall occur under, and as defined in, the Existing Credit Agreement or the Replacement Revolving Credit Facility;

(h)

The Borrower or any of its Subsidiaries having assets with a book value of at least $10,000,000:

(i)

institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian,

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conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(ii)

becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or there is issued or levied any writ or warrant of attachment or execution or similar process against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(iii)

there is entered against any such Person (i) a final judgment or order for the payment of money in an aggregate amount exceeding $35,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(i)

Either (i) any “accumulated funding deficiency” (as defined in Section 412(a) of the Code) in excess of $35,000,000 exists with respect to any Pension Plan or any Multiemployer Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any ERISA Event occurs with respect to any Pension Plan or any Multiemployer Plan and the then current value of the accumulated benefit obligation of such Pension Plan or Multiemployer Plan exceeds the then current value of the assets of such Pension Plan or Multiemployer Plan available for the payment of such benefit liabilities by more than $35,000,000 (or in the case of an ERISA Event involving the withdrawal of a substantial employer, the withdrawing employer’s proportionate share of such excess exceeds such amount); or

(j)

A Change of Control occurs.

18.02

Remedies upon Event of Default

.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)

declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)

declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)

exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each

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Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

18.03

Application of Funds

.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a)

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(b)

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause (b) payable to them;

(c)

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d)

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause (d) held by them; and

(e)

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE XIX.
ADMINISTRATIVE AGENT

19.01

Appointment and Authority.

Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of such provisions.

19.02

Rights as a Lender

.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of

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business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

19.03

Exculpatory Provisions

.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)

shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)

shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

19.04

Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In

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determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

19.05

Delegation of Duties

.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

19.06

Resignation of Administrative Agent

.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

19.07

Non-Reliance on Administrative Agent and Other Lenders

.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents

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and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

19.08

Administrative Agent May File Proofs of Claim

.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08 and 10.04) allowed in such judicial proceeding; and

(b)

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

19.09

Other Agents; Arrangers and Managers

.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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ARTICLE XX.
MISCELLANEOUS

20.01

Amendments, Etc

.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)

waive any condition set forth in Article IV without the written consent of each Lender;

(b)

extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)

postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)

reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(e)

change Section 2.11(a) or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(f)

change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

20.02

Notices; Effectiveness; Electronic Communications.

(a)

Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection 10.02(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight

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courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)

if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)

if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection 10.02(b) below, shall be effective as provided in such subsection 10.02(b).

(b)

Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)

The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent

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Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)

Change of Address, Etc.  Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)

Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

20.03

No Waiver; Cumulative Remedies; Enforcement

.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative

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Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

20.04

Expenses; Indemnity; Damage Waiver.

(a)

Costs and Expenses.  The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)

Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)

Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection 10.04(a) or 10.04(b) of this Section to be paid by

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it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent).  The obligations of the Lenders under this subsection 10.04(c) are subject to the provisions of Section 2.11(e).

(d)

Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection 10.04(b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)

Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)

Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

20.05

Intentionally Left Blank.

20.06

Payments Set Aside

.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

20.07

Successors and Assigns.

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(a)

Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection 10.07(b) of this Section, (ii) by way of participation in accordance with the provisions of subsection 10.07(d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection 10.07(f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection 10.07(d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that any such assignment shall be subject to the following conditions:

(i)

Minimum Amounts.

(A)

in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)

in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)

Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)

Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)

the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is

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continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)

the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)

Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)

No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)

No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection 10.07(c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.07(d) of this Section.

(c)

Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)

Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries ) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties

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hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection 10.07(e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.07(b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e)

Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)

Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)

As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

20.08

Confidentiality

.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives

H-712479.11

(it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

20.09

Set-off

.  In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

20.10

Interest Rate Limitation

.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted to a Lender by applicable Law (the “Maximum Rate”). If the Administrative Agent or any

H-712479.11

Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

20.11

Counterparts

.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

20.12

Integration

.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

20.13

Survival of Representations and Warranties

.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

20.14

Severability

.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20.15

Replacement of Lenders

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.  Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more Eligible Assignees procured by the Borrower; provided that: such assignment does not conflict with applicable Laws and such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); and provided, further, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. Upon the making of any such assignment, the Borrower shall pay in full any amounts payable pursuant to Section 3.05.

20.16

Governing Law.

(a)

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

20.17

Waiver of Right to Trial by Jury

.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

H-712479.11

20.18

No Advisory or Fiduciary Responsibility

.   In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) the Borrower  has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

20.19

Electronic Execution of Assignments and Certain Other Documents

.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

20.20

USA PATRIOT Act Notice

.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107,56 (signed into law October 26,. 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide such documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

20.21

Time of the Essence

.  Time is of the essence of the Loan Documents.

H-712479.11

20.22

ENTIRE AGREEMENT

.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURE PAGES FOLLOW]

H-712479.11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

QUESTAR MARKET RESOURCES, INC.

By:

C.B. Stanley
President and Chief Executive Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:

Shelley A. McGregor
Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:

Shelley A. McGregor
Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

SCHEDULE 2.01

COMMITMENTS
AND PRO RATA SHARES

Questar Market Resources Bank Group

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$575,000,000	82.142857%

Wachovia Bank, National Association	$125,000,000	17.857143%
Total	$700,000,000	100.000000%

H-712479.11

Schedule 2.01

SCHEDULE 5.07

OBLIGATIONS AND RESTRICTIONS

LIABILITIES AND SHAREHOLDER’S EQUITY	December 31, 2007	December 31, 2006
(in millions)
Current Liabilities
Notes payable to Questar	$ 118.9	$ 142.6
Accounts payable and accrued expenses
Accounts and other payables	303.7	295.3
Accounts payable to affliates	13.0	17.3
Production and other taxes	40.9	53.4
Interest	9.3	8.8
Total accounts payable and accrued expenses	366.9	374.8
Fair value of derivative contracts	9.3	0.6
Deferred income taxes – current	13.3	41.7
Total Current Liabilities	508.4	559.7
Long-term debt	499.3	399.2
Deferred income taxes	731.4	579.0
Asset retirement obligations	145.3	128.3
Fair value of derivative contracts	22.1	0.2
Other long-term liabilities	39.8	38.4

Commitments and Contingencies – Note 8 to Annual Report on Form 10-K

H-712479.11

Schedule 5.07

SCHEDULE 5.10

LABOR DISPUTES
AND ACTS OF GOD

None.

H-712479.11

Schedule 5.10

SCHEDULE 5.11

ERISA MATTERS

The Borrower does not have any of its own sponsored ERISA Plans, but certain subsidiaries of Borrower have been designated as participating in the ERISA Plans described below and sponsored by Questar Corporation.

•

Qualified Plans

Questar Corporation Retirement Plan

Questar Corporation Employee Investment Plan

•

Welfare Plans

Questar Corporation Umbrella Health Plan

Questar Corporation Long-term Disability Plan

Questar Corporation Basic Life Plan

Questar Corporation Supplemental Life Plan

Questar Corporation Cafeteria Plan

Questar Corporation Employee Assistance Program

Questar Corporation Business Travel Accident Insurance Plan

Questar Corporation Catastrophe Accident Insurance Plan

Questar Corporation Legal Services Plan

H-712479.11

Schedule 5.11

SCHEDULE 5.12

ENVIRONMENTAL MATTERS

1.

Surface Owner Gary LaCrone filed a lawsuit on August 28, 2007 against Questar Exploration and Production Company and other operators asserting damages associated with saltwater disposal from wells located in Pontotoc County, Oklahoma. The lawsuit asserts that QEP breached the duty to exercise reasonable care in its oil and gas operations and activities on his land, including an allegation that defendants’ conduct “maximizes profits while ignoring the Plaintiff’s rights, the law and the environment.”  Specific causes of action include negligence, trespass, private nuisance, unjust enrichment, negligent and willful injury to property and a request for injunctive relief. LaCrone seeks unspecified damages in excess of $10,000, punitive damages, injunctive relief and costs of his action including attorney’s fees. Questar believes and has answered that its activities are conducted in accordance with all legal requirements.

2.

In 2004, the Environmental Protection Agency (EPA) issued two separate compliance orders alleging that Questar Gas Management did not comply with regulatory requirements adopted to implement the federal Clean Air Act. Both orders involved facilities in the Uinta Basin of eastern Utah that were purchased by Questar E&P in mid-2001. The EPA contends such facilities are located within “Indian Country” and are subject to Federal Clean Air Act requirements, rather than air quality rules adopted by the state of Utah.  Generally, EPA contends that Questar Gas Management failed to obtain necessary pre-construction or modification permits, and failed to comply with hazardous air pollutant regulations, in violation of federal requirements.  Questar Gas Management has generally contested EPA’s allegations, and believes that the permitting and regulatory requirements at issue can be legally avoided under Utah law.  EPA has broadened its allegations to include additional potential ongoing violations of the Clean Air Act for the referenced facilities. Other Gas Management facilities in the Uinta Basin have been added to the civil penalty discussions with the EPA, with similar allegations of Clean Air Act violations. These potential violations will likely result in civil penalties of an unknown and undetermined amount in excess of $100,000. The parties are engaged in settlement discussions and have signed a tolling agreement to extend the statute of limitations for filing any claims.

H-712479.11

Schedule 5.12

SCHEDULE 5.13

SUBSIDIARIES

(unless otherwise noted, each subsidiary is wholly owned by Borrower)

•

Questar Employee Services, Inc. – a Utah corporation organized as a payroll company only.

•

Questar Energy Trading Company (QET) - Utah corporation engaged in the marketing and storage of natural gas.

•

Clear Creek Storage Company, LLC (QET - 100% owner) - a Utah corporation, engaged in gas storage services.

•

Questar Power Generation Company (QET - 100% owner) - a Utah corporation engaged in electrical generation (no activity at this time).

•

URC Canyon Creek Compression Company (QET - 100%. URC Canyon Creek, a Utah corporation, is 15% partner in Canyon Creek Compression Co.) - provides compression services.

•

Questar Exploration and Production Company (QEP) - a Texas corporation engaged in the exploration and production of oil and gas.

•

Questar URC Company (QEP - 100% owner) - a Delaware corporation engaged in exploration and production.

•

Questar Gas Management Company (QGM) - a Utah corporation engaged in gathering and processing of natural gas

•

Rendezvous Pipeline Company LLC (QGM – 100% owner) – a Colorado corporation –provides transportation services

•

Rendezvous Gas Services, LLC (QGM - 50% owner) - a Wyoming corporation - provides gas gathering and transportation services.

•

Three Rivers Gathering LLC (QGM - 50% owner) - a Delaware corporation - provides gathering and transportation services

•

Uintah Basin Field Services LLC (QGM - 38% owner) - a Delaware corporation - provides gas gathering and transportation services

•

Wexpro Company - a Utah corporation engaged in developing and producing natural gas supplies for local distribution affiliate, Questar Gas Company.

H-712479.11

Schedule 5.13

SCHEDULE 5.17

ELM GROVE FIELD ACQUISITION AGREEMENTS

1.

Purchase and Sale Agreement dated January 25, 2008, by and between Will-Drill Resources, Inc., Universal Energy, LLC, Cod Exploration, LLC, Spanoil Incorporated, Maverick Capital, L.L.C., Diamond Resources, L.L.C., Railsback Ventures, L.L.C., Atkins Ltd. L.L.C., Bienville Interests, L.L.C., JALA Ventures, L.L.C., Petra Exploration, L.L.C., Cowgill & Associates, L.L.C., Milestone Energy, L.L.C., Maverick Oil & Gas, Inc., Thomas Family Minerals, L.L.C., MiCa Resources, L.L.C., Shelby Oil & Gas Co., Inc., Anderson Land & Minerals, L.L.C., Anderson Hodge, L.L.C., as Sellers and Questar Exploration and Production Company as Buyer.

2.

Stock Purchase Agreement dated January 31, 2008,  by and between Charles G. Rippy, James H. Rippy, James R. Rippy, Lewis B. Rippy as Sellers and Questar Exploration and Production Company as Buyer.

3.

Purchase and Sale Agreement dated January 31, 2008, between Genecov Sunset Oil & Gas, Ltd. and John D. Procter as Seller and Questar Exploration and Production Company as Buyer.

H-712479.11

Schedule 5.17

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES

QUESTAR MARKET RESOURCES, INC.:

180 East 100 South

Salt Lake City, Utah 84111

Attention: Martin H. Craven

Telephone: 801.324.5077

Facsimile: 801.324.5483

Electronic Mail: martin.craven@questar.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Borrowings):

Bank of America, N.A.

901 Main Street, 14th Floor

Mail Code: TX1-492-14-12

Dallas, Texas 75202

Attention: Melissa Lopez

Telephone: (214) 209-2031

Facsimile: (214) 290-2985

Electronic Mail: melissa.lopez@bankofamerica.com

Account No.: 1292000883

Ref: Questar Market Resources

ABA# 026009593

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

901 Main Street, 14th Floor

Mail Code: TX1-492-14-11

Dallas, Texas 75202

Attention: Renita Cummings

Telephone: (214) 209-4130

Facsimile: (214) 290-8371

Electronic Mail: renita.m.cummings@bankofamerica.com

H-712479.11

Schedule 10.02

EXHIBIT A

FORM OF LOAN NOTICE

Date: ___________, ______

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Credit Agreement, dated as of February 15, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Questar Market Resources, Inc., a Utah corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

   A Borrowing of Loans

   A conversion or continuation of Loans

1.

On

(a Business Day).

2.

In the amount of $

.

3.

Comprised of

.

[Type of Loan requested]

4.

For Eurodollar Rate Loans: with an Interest Period of -_____ [month(s) / week(s)].

The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

QUESTAR MARKET RESOURCES, INC.

By:

Name:

Title:

H-712421.4

A-1

Form of Loan Notice

EXHIBIT B

FORM OF NOTE

February 15, 2008

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Term Loan Credit Agreement, dated as of February 15, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, .its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

H-712421.4

B-1

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

QUESTAR MARKET RESOURCES, INC.

By:

Name:

Title:

H-712421.4

B-2

Form of Note

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ______

To:

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Credit Agreement, dated as of February 15, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Questar Market Resources, Inc., a Utah corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.  Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.02(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.

Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.02(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end adjustments and the absence of footnotes.

2.

The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.

A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

H-712421.4

Form of Compliance Certificate

4.

The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of the Borrower that are contained in any document furnished at any time Under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.06 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.02 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.

The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________,200__.

QUESTAR MARKET RESOURCES, INC.

By:

Name:

Title:

H-712421.4

Form of Compliance Certificate

For the Quarter/Year ended __________, 200__ (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

II.

Section 7.11 -A. -- Consolidated Funded Debt to Capitalization Ratio.

A.

Actual Consolidated Funded Debt at Statement Date:

1.

Indebtedness (including Obligations) for borrowed

money, regardless of maturity:

$

2.

Indebtedness constituting an obligation to pay the

deferred purchase price of property:

$

3.

Indebtedness evidenced by a bond, debenture, note or

similar instrument:

$

4.

Indebtedness which is due and payable at the time in

question, with respect to letters of credit or

reimbursement agreements therefor:

$

5.

Consolidated Funded Debt (Lines I.A.1 + 2 + 3 + 4):

$

B.

Shareholders’ Equity:

$

C.

Consolidated Funded Debt plus Shareholders’ Equity (Lines

I.A.5 + I.B):

$

D.

Consolidated Funded Debt to Capitalization Ratio (Line

I.A.5 + Line I.C):

 to 1.0

Maximum permitted:

0.6 to 1.0

H-712421.4

Form of Compliance Certificate

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.

Assignor:

2.

Assignee:

 [and is an Affiliate/Approved Fund of

[identify Lender]

3.

Borrower(s): Questar Market Resources, Inc.

4.

Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement:  Term Loan Credit Agreement, dated as of February 15, 2008, among Questar Market Resources, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

6.

Assigned Interest:

H-712421.4

Form of Assignment and Assumption

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans	CUSIP Number
	$	$	$
	$	$	$
	$	$	$

[7.

Trade Date:

]

Effective Date: ____________________ ,20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:

Title:

[Consented to:]

By:

Title:

H-712421.4

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[   ]

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.

Representations and Warranties.

1.1.

Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary; to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.

Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.02 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

H-712421.4

Form of Assignment and Assumption

2.

Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.

General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

H-712421.4

Form of Assignment and Assumption

EXHIBIT E

OPINION MATTERS

The matters contained in the following Sections of the Term Loan Credit Agreement should be covered by the legal opinion:

Section 5.02

Section 5.03

Section 5.04

Section 5.05

Section 5.09

Section 5.15(b)

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EXHIBIT F

FORM OF SUBORDINATION AGREEMENT2

THIS AGREEMENT made as of the ______ day of _____________, ______ by Questar Corporation, a Utah corporation (the “Subordinated Creditor”), in favor of Bank of America, N.A., as Administrative Agent  and the Lenders (collectively, the “Senior Lenders”).

WHEREAS Questar Market Resources, Inc., a Utah corporation (the “Obligor”), is or may become indebted to the Senior Lenders under or in connection with the Term Loan Credit Agreement (defined below);

AND WHEREAS the Subordinated Creditor is or may become a lender to the Obligor;

AND WHEREAS the Subordinated Creditor has agreed to postpone and subordinate all Indebtedness of the Obligor owed to the Subordinated Creditor, and all interest, fees and other amounts owing in connection therewith (the “Obligor Debt”) on the terms and provisions herein set forth.

NOW THEREFORE, in consideration of the sum of $1.00 now paid by the Senior Lenders and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Subordinated Creditor), the Subordinated Creditor hereby agrees as follows:

ARTICLE 9
INTERPRETATION

9.1

Definitions

In this Agreement, including the recitals, capitalized terms used herein, and not otherwise defined herein, shall have the meanings attributed to such terms in the Term Loan Credit Agreement dated as of February 15, 2008 among Questar Market Resources, Inc., as Borrower, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent (as such agreement may be amended, modified, supplemented, restated or refinanced from time to time, the “Credit Agreement”).  In addition, the following terms shall have the following meanings:

(a)

“Beneficiary” means, at each relevant time of determination, each of (i) the holders of Senior Indebtedness and (ii) the holders of Other Senior Debt; and in each case that any such holders or group thereof are represented by an agent, shall mean such agents for the benefit of such respective holders.

(b)

“Beneficiary Indebtedness” means, at each relevant time of determination, the aggregate outstanding amount of Senior Indebtedness and Other Senior Indebtedness of the Obligor owed to any Beneficiary.

(c)

“Obligor Debt” has the meaning set forth in the third WHEREAS clause of this Agreement.

(d)

“Other Senior Indebtedness” means, at each relevant time of determination, the Obligations as defined in the Existing Credit Agreement and the Obligations as defined in the Replacement Revolving Credit Facility, in each case for the benefit of whom Subordinated Creditor has agreed (either by signing a subordination agreement or accepting a note containing subordination language) to subordinate Obligor Debt.

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(e)

“Senior Indebtedness” means the aggregate of all Obligations owing from time to time by the Obligor to the Senior Lenders under the Credit Agreement and the other Loan Documents, whether present or future, direct or indirect, contingent or otherwise (including any interest accruing thereon after the date of filing any petition by or against the Obligor in connection with any bankruptcy or other proceeding and any other interest that would have accrued thereon but for the commencement of such proceeding, whether or not such interest is allowed as a claim enforceable against the Obligor in a Proceeding as hereinafter defined).

(f)

“Subordinated Indebtedness” means the aggregate Obligor Debt owing from time to time by the Obligor to the Subordinated Creditor, whether present or future, direct or indirect, contingent or otherwise.

9.2

Headings

The division of this Agreement into articles, sections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

9.3

Interpretation

In this Agreement:

(a)

the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer, unless otherwise specified, to this Subordination Agreement taken as a whole and not to any particular article, section, subsection or paragraph;

(b)

words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(c)

all references to “Articles” and “Sections” refer, unless otherwise specified, to articles, sections, subsections or paragraphs of this Agreement, as the case may be;

(d)

words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them; and

(e)

all references to the Senior Lenders include the Administrative Agent and the Lenders individually and any combination thereof.

9.4

Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.  The Subordinated Creditor irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States Federal courts sitting in Southern District of the State of New York, without prejudice to the rights of the Senior Lenders to take proceedings in any other jurisdiction.

9.5

Severability

If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction, it shall not affect the validity, legality or enforceability of such provision in any other jurisdiction or the validity, legality or enforceability of any other provision of this Agreement.

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9.6

Time of the Essence

Time shall be of the essence of this Agreement.

ARTICLE 10
POSTPONEMENT AND SUBORDINATION OF PAYMENT

10.1

General Postponement and Subordination

Except as specifically provided for in Article 3:

(a)

the Subordinated Indebtedness shall be and is hereby expressly postponed and made subordinate in right of payment to the prior payment in full in cash of the Senior Indebtedness and termination of the Commitments under the Credit Agreement; and

(b)

during the continuation of any Default, the Subordinated Creditor shall not accept, and the Obligor shall not make, any repayment, prepayment or other satisfaction of all or any portion of the Subordinated Indebtedness (whether in cash, property or securities) prior to the payment in full in cash of the Senior Indebtedness and termination of the Commitments under the Credit Agreement.

10.2

Priority of Senior Indebtedness on Dissolution or Insolvency

In the event of any dissolution, winding up, liquidation, readjustment, reorganization, bankruptcy, insolvency, receivership or other similar proceedings (a “Proceeding”) relating to the Obligor, or any of its property (whether voluntary or involuntary, partial or complete), or any other marshalling of the assets and liabilities of the Obligor, the Beneficiary Indebtedness shall first be paid in full in cash before the Subordinated Creditor shall be entitled to receive or retain any payment or distribution in respect of the Subordinated Indebtedness.  In such event, in order to implement the foregoing, but subject always to the provisions of Section 7.1(a):

(a)

the Subordinated Creditor shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of the Subordinated Indebtedness, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Beneficiaries, ratably according to the aggregate amounts remaining unpaid on account of the Beneficiary Indebtedness held by each of them;

(b)

the Subordinated Creditor hereby irrevocably agrees that the Beneficiaries may, at their sole discretion, in the name of the Subordinated Creditor or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and any such receipts shall be distributed to the Beneficiaries according to the aggregate amounts remaining unpaid on account of the respective Beneficiary Indebtedness held by them, and file, prove and vote or consent in any Proceeding with respect to any and all claims of the Subordinated Creditor relating to the Subordinated Indebtedness;

(c)

In any bankruptcy or other Proceeding in respect of the Obligor, the Subordinated Creditor shall not, unless otherwise agreed by the Beneficiaries, (i) file any motion, application or other pleading seeking affirmative relief, including without limitation for the appointment of a trustee or examiner, for the conversion of the case to a liquidation proceeding, for the substantive consolidation of the Obligor’s bankruptcy case with the case of any other entity, for the creation of a separate official committee representing only the Subordinated Creditor or any other form of affirmative relief of any other kind or

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nature, or (ii) file any objection or other responsive pleading opposing any relief requested by any Beneficiary; and

(d)

The Subordinated Creditor shall execute and deliver to the Beneficiaries or their representative such further proofs of claim, assignments of claim and other instruments confirming the authorization referred to in the foregoing clause (b), and any powers of attorney confirming the rights of the Beneficiaries arising hereunder, and shall take such other actions as may be requested by the Beneficiaries or their representative in order to enable the Beneficiaries or their representative to enforce any and all claims in respect of the Subordinated Indebtedness.

10.3

Payments Held in Trust

If, notwithstanding the provisions of this Agreement, any payment or distribution of any character (whether in cash, securities, or other property) or any security shall be received by the Subordinated Creditor in contravention of the terms of this Agreement, such payment, distribution or security shall not be commingled with any asset of the Subordinated Creditor, shall be held in trust for the benefit of, and shall be paid over or delivered or transferred to, the Beneficiaries, or their representative, ratably according to the aggregate amounts remaining unpaid on account of the Beneficiary Indebtedness held by each of them, for application to the payment of all Beneficiary Indebtedness then remaining unpaid, until all such Beneficiary Indebtedness shall have been paid in full.

20.23

Payment in Full on Senior Indebtedness

For purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until the Senior Lenders shall have received full payment of the Senior Indebtedness in cash and all Commitments of the Senior Lenders under the Credit Agreement shall have irrevocably terminated.

10.4

Legend on Subordinated Debt Instruments

The Subordinated Creditor shall, substantially simultaneously with the execution and delivery hereof, cause a conspicuous legend to be placed on each of the instruments evidencing Subordinated Indebtedness to the following effect:

“This instrument and the indebtedness evidenced hereby is subordinated, in the manner set forth in an agreement dated ____________, ____ (as such agreement may from time to time be amended, restated, modified, or supplemented, the “Subordination Agreement”), by the maker and payee of this instrument in favor of Bank of America, N.A. as Administrative Agent for the “Lenders” referred to therein, to all Senior Indebtedness as defined therein), and each holder of this instrument, by its acceptance hereof, shall be bound by the Subordination Agreement.”

and upon request by the Administrative Agent deliver a copy of each of the instruments evidencing Subordinated Debt, as so marked, to the Administrative Agent within 60 days following such request.

10.5

Application of Payments

All payments and distributions received by the Senior Lenders in respect of the Subordinated Indebtedness, to the extent received in or converted into cash, may be applied by the Senior Lenders first to the payment of any and all expenses (including reasonable legal fees and expenses) paid or incurred by the Administrative Agent in enforcing this Agreement, or in endeavoring to collect or realize upon any of the Subordinated Indebtedness or any collateral security therefor, and any balance thereof shall, solely as between the Subordinated Creditor and the Senior Lenders, be applied by the Senior Lenders in such order of application as the Senior Lenders may from time to time select, toward the payment of the Senior Indebtedness remaining unpaid.

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ARTICLE 11
PERMITTED PAYMENTS

11.1

Permitted Payments

At any time other than during the continuation of a Default under the Credit Agreement, the Subordinated Creditor shall, subject to Section 2.2, be entitled to receive payments on account of any Subordinated Indebtedness in accordance with the terms of such Subordinated Indebtedness.

ARTICLE 12
SUBROGATION

12.1

Restriction on Subrogation

The Subordinated Creditor shall not exercise any rights which it may acquire by way of subrogation or contribution under this Agreement, as a result of any payment made hereunder or otherwise, until this Agreement has ceased to be effective in accordance with Section 7.1(a).

12.2

Transfer by Subrogation

If (a) the Administrative Agent on behalf of the Senior Lenders receives payment of any of the Subordinated Indebtedness, (b) the Senior Indebtedness has been paid in full in cash and (c) there are no further Commitments outstanding under the Credit Agreement, then the Senior Lenders will each, at the Subordinated Creditor’s request and expense, execute and deliver to the Subordinated Creditor appropriate documents, without recourse and without representation or warranty (except as to their right to transfer such Senior Indebtedness and related security free of encumbrances created by the Senior Lenders), necessary to evidence the transfer by subrogation to the Subordinated Creditor of an interest in its Senior Indebtedness and any security held therefor resulting from such payment of the Subordinated Indebtedness to the Administrative Agent.

ARTICLE 13
DEALINGS WITH BORROWER

13.1

Restriction on Dealings by Subordinated Creditor

Except with the prior written consent of the Administrative Agent, the Subordinated Creditor shall not:

(a)

assign all or any portion of the Subordinated Indebtedness in favor of any Person other than the Senior Lenders unless such Person has agreed in writing with the Administrative Agent to be bound by the provisions hereof in the place and stead of the Subordinated Creditor; or

(b)

commence, or join with any other Person in commencing, any Proceeding respecting the Obligor or any Subsidiary of the Obligor.

13.2

Permitted Dealings by Senior Lenders

Notwithstanding anything in this Agreement, the Subordinated Creditor acknowledges each of the Senior Lenders shall be entitled to:

(a)

lend monies or otherwise extend credit or accommodations to the Obligor as part of the Senior Indebtedness or otherwise;

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(b)

agree to any change in, amendment to, waiver of, or departure from, any term of the Credit Agreement or any other Loan Document including, without limitation, any amendment, renewal or extension of such agreement or increase in the payment obligations of the Obligor under any such Loan Documents;

(c)

grant time, renewals, extensions, releases, discharges or other indulgences or forbearances to the Obligor in respect of the Senior Indebtedness;

(d)

waive timely and strict compliance with or refrain from exercising any rights under or relating to the Senior Indebtedness;

(e)

accept or make any compositions, arrangements, plans of reorganization or compromises with any Person as any of the Senior Lenders may deem appropriate in connection with the Senior Indebtedness;

(f)

change, whether by addition, substitution, removal, succession, assignment, grant of participation, transfer or otherwise, any of the Senior Lenders;

(g)

acquire, give up, vary, exchange, release, discharge or otherwise deal with or fail to deal with any security interests, guaranties or collateral relating to any Senior Indebtedness, this Agreement or any other Loan Document or allow the Obligor or any other Person to deal with the property which is subject to such security interests, guaranties or collateral, all as the Senior Lenders may deem appropriate; and/or

(h)

abstain from taking, protecting, securing, registering, filing, recording, renewing, perfecting, insuring or realizing upon any security interests, guaranties or collateral for any Senior Indebtedness; and no loss in respect of any of the security interests or guaranties received or held for and on behalf of the Senior Lenders, whether occasioned by fault, omission of negligence of any kind, whether of the Senior Lenders or otherwise, shall in any way limit or impair the liability of the Subordinated Creditor or the rights of the Senior Lenders under this Agreement;

all of which may be done without notice to or consent of the Subordinated Creditor and without impairing, releasing or otherwise affecting any rights or obligations of the Subordinated Creditor hereunder or any rights of the Senior Lenders hereunder.

ARTICLE 14
REPRESENTATIONS AND WARRANTIES

14.1

Representations and Warranties

The Subordinated Creditor hereby represents and warrants to the Senior Lenders that:

(a)

the Subordinated Creditor is a corporation duly incorporated or amalgamated, as the case may be, and validly existing under the laws of its jurisdiction of incorporation or amalgamation, as the case may be;

(b)

the Subordinated Creditor has all necessary corporate power and authority to enter into this Agreement;

(c)

the Subordinated Creditor has taken all necessary corporate action to authorize the creation, execution, delivery and performance of this Agreement;

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(d)

this Agreement constitutes a valid and legally binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles; and

(e)

neither the execution and delivery of this Agreement, nor compliance with the terms and conditions hereof (i) will result in a violation of the articles or by-laws of the Subordinated Creditor or any resolutions passed by the board of directors or shareholders of the Subordinated Creditor or any applicable law, order, judgment, injunction, award or decree; (ii) will result in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other material agreement or instrument to which the Subordinated Creditor is a party or by which its or its assets are bound; or (iii) requires any approval or consent of any governmental authority having jurisdiction except such as have already been obtained and are in full force and effect.

ARTICLE 15
CONTINUING SUBORDINATION

15.1

Continuing Subordination; Reinstatement

This Subordination Agreement shall create a continuing subordination and shall:

(a)

remain in full force and effect until the Senior Lenders have received payment in cash of the full amount of the Senior Indebtedness and no further Commitments are outstanding under the Credit Agreement; provided however, that Section 5.1(b) shall remain in effect until 91 days after such time;

(b)

be binding upon the Subordinated Creditor and its successors and assigns; and

(c)

inure, together with the rights and remedies of the Senior Lenders, to the benefit of and be enforceable by the Senior Lenders and their successors and assigns for their benefit and for the benefit of any other Person entitled to the benefit of any Loan Documents from time to time, including any permitted assignee of some or all of the Loan Documents.

Subordinated Creditor agrees that following such termination this Subordination Agreement shall be automatically reinstated if for any reason any payment made on the Senior Indebtedness is rescinded or must be otherwise restored by any Senior Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

15.2

Other Obligations not Affected

The subordination provided for herein is in addition to and not in substitution for any other agreement or any other security by whomsoever given or at any time held by any of the Senior Lenders in respect of the Senior Indebtedness, and the Senior Lenders shall at all times have the right to proceed against or realize upon all or any portion of any other agreement or any security or any other monies or assets to which the Senior Lenders may become entitled or have a claim in such order and in such manner as the Senior Lenders in their sole discretion may deem appropriate.

15.3

Acknowledgment of Documentation

The Subordinated Creditor hereby acknowledges that it is familiar with and understands the terms of the Credit Agreement and all other Loan Documents.  The Subordinated Creditor shall ensure that the Obligor provides such copies as the Subordinated Creditor wishes to receive of all amendments, modifications or supplements to any of

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the aforementioned documents and of any other documents, instruments or agreements which are executed in the future pursuant to which Senior Indebtedness may arise.  None of the Senior Lenders shall in any manner have any obligation to ensure such receipt nor shall lack of receipt in any way affect the absolute and unconditional nature of the Subordinated Creditor’s obligations hereunder in respect of the Senior Indebtedness thereby created or arising.

ARTICLE 16
GENERAL PROVISIONS

16.1

Notices

All notices and other communications provided for hereunder shall be given in the form and manner prescribed by Section 10.02 of the Credit Agreement.  All such notices to the Subordinated Creditor may be given to the Borrowers on behalf of the Subordinated Creditor and shall be sufficiently delivered if so given.

16.2

Amendments and Waivers

(a)

No provision of this Agreement may be amended, waived, discharged or terminated orally nor may any breach of any of the provisions of this Agreement be waived or discharged orally, and any such amendment, waiver, discharge or termination may only be made in writing signed by the Administrative Agent on behalf of the requisite Senior Lenders, or by the Senior Lenders, and if such amendment is intended to bind the Subordinated Creditor, by the Subordinated Creditor.

(b)

No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof unless specifically waived in writing, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)

Any waiver of any provision of this Agreement or consent to any departure by any party therefrom shall be effective only in the specific instance and for the specific purpose for which given and shall not in any way be or be construed as a waiver of any future requirement.

16.3

Assignment by Lenders

The Subordinated Creditor acknowledges and agrees that each of the Senior Lenders shall have the right to assign, sell, participate or otherwise transfer all or any portion of its rights and benefits under the Loan Documents (including this Agreement) without the consent of the Subordinated Creditor.  This Agreement shall extend to and inure to the benefit of each of the Senior Leaders and their respective successors and permitted assigns.

16.4

Assignment and Certain Other Actions by Subordinated Creditor

Until payment in full of the Senior Indebtedness, the Subordinated Creditor shall not, without the prior written consent of the Senior Lenders (which consent may be arbitrarily withheld), (a) accelerate the maturity of the Subordinated Indebtedness to a date that is earlier than six (6) months after the Maturity Date as defined in the Credit Agreement; (b) take any collateral security or guarantees for any Subordinated Indebtedness; or (c) sell, assign, transfer, endorse, pledge, encumber or otherwise dispose of any of the Subordinated Indebtedness, unless the Subordinated Creditor gives the Administrative Agent written notice thereof and such sale, transfer, endorsement, pledge, encumbrance or other disposition is to an Affiliate of the Obligor and is made expressly subject to this Subordination Agreement.

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16.5

Further Assurances

The Subordinated Creditor shall, at the request of the Senior Lenders but at the expense of the Subordinated Creditor, do all such further acts and things and execute and deliver all such further documents as the Administrative Agent or the Senior Lenders may reasonably require in order to fully perform and carry out the terms of this Agreement.

16.6

Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.7

Waiver of Right to Trial by Jury

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF the Subordinated Creditor has caused this Agreement to be executed by its duly authorized representative(s) as of the date first above written.

QUESTAR CORPORATION

Per:

Name:

Title:

Per:

Name:

Title:

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ACKNOWLEDGMENT

The undersigned hereby acknowledges the terms of the above Subordination Agreement and covenants not to participate in any violation thereof.

QUESTAR MARKET RESOURCES, INC.

By:

Name:

Title:

Footnotes

1  Subordination Agreements applicable to Questar Corporation loans to QMR Subsidiaries will state that such loans are subordinated to debt owed by such Subsidiaries to QMR.

2  Subordination Agreements applicable to Questar Corporation loans to QMR Subsidiaries will state that such loans are subordinated to debt owed by such Subsidiaries to QMR.

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